As filed with the Securities and Exchange Commission on November  , 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DELI SOLAR (USA), INC.
                 (Name of small business issuer in its charter)

              Nevada                              3433                            95-3819300
             (State or                (Primary Standard Industrial       (IRS Employer Identification
Jurisdiction of Incorporation or      Classification Code Number)                  Number)
           Organization)

                               558 Lime Rock Road,
                          Lakeville, Connecticut, 06039
                                  (860)435-7000
          (Address and telephone number of principal executive offices)

                  68 An Li Road, C3 Sunshine Plaza, Suite 1303
                    Chao Yang District, Beijing, China 100101
                             Tel: 011-86-10-64810956
                   (Address of principal place of business or
                     intended principal place of business)

                               558 Lime Rock Road,
                          Lakeville, Connecticut, 06039
                                  (860)435-7000
            (Name, address and telephone number of agent for service)

                          Copies of communications to:

                               Darren Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 371-8008

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

========================================================================================================
 Title of each class                           Proposed              Proposed
   of securities to      Amount to be      maximum offering     maximum aggregate          Amount of
    be registered       registered (1)    price per share (2)   offering price (2)     registration fee
========================================================================================================
$.001 par value per       3,952,025               $ 11.75        $ 46,436,293.75          $ 5,465.55
 share common
 stock

(1) This registration statement relates to the offer and resale by the Selling Stockholders identified herein of up to 3,952,025 shares of our common stock, including 1,885,719 shares which they may acquire upon exercise of the outstanding warrants.

(2) The registration fee is calculated pursuant to Rule 457(c). As of the date of this prospectus, our common stock is quoted under the symbol "DLSL.OB" on the NASD's Over-the-Counter (OTC) Bulletin Board. As of October 28, 2005, the last reported bid price was $6.75 per share and the last reported asked price was $16.75 per share. The average of the bid and asked price was thus $11.75 per share. Accordingly, the registration fee is $5,465.55 based on $11.75 per share.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER ____, 2005

                             PRELIMINARY PROSPECTUS

                             DELI SOLAR (USA), Inc.

                                  Common Stock
                                ----------------

      This prospectus relates to the offer and sale by the selling stockholders identified under the caption "Selling Stockholders" of up to 3,952,025 shares, including 1,885,719 that they may acquire upon exercise of warrants. The Selling Stockholders acquired substantially all of the shares and the warrants in connection with a private placement completed on March 31,2005. The remaining 230,674 shares offered by Halter Capital Corporation and Kevin Halter, Jr. were acquired from the former controlling stockholders of our company in a private sale completed on January 31, 2005. We have registered the shares for resale under registration rights granted to the Selling Stockholders in connection with the purchase transactions.

      We will not receive any of the proceeds from sales of the shares by the Selling Stockholders. However, if the Selling Stockholders decide to exercise their warrants, we will receive the net proceeds of the exercise of outstanding warrants held by the Selling Stockholders. We will pay all expenses of registration incurred in connection with this offering, but the Selling Stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the Selling Stockholders against some liabilities, including liabilities under the Securities Act.

      Our Common Stock is currently quoted on the National Association of Securities Dealers's Over-the-Counter Bulletin Board under the symbol "DLSL.OB." As of October 28, 2005, the last reported bid price on our common stock was $6.75 per share and the last reported asked price was $16.75 per share. During the past 60 business days, however, neither the bid quotation nor the asked quotation has appeared regularly in the Bulletin Board. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock.

      The shares are being offered by the selling stockholders in anticipation of the development of a secondary trading market in our common stock. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

          Investing in our common stock involves a high degree of risk.
                    See "Risk Factors" beginning on page 12.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     The date of this prospectus is _______.

           ----------------------------------------------------------

                              ABOUT THIS PROSPCTUS

      You should rely only on the information contained in this prospectus. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the Selling Stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any Selling Stockholder.

      The information in this prospectus is not complete and may be changed. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or share warrants. The Selling Stockholders are offering to sell and seeking offers to buy shares of our common stock and shares for which their warrants are exercisable only in jurisdictions where offers and sales are permitted. The selling stockholders may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements
   and Other Information Contained in this Prospectus ..........................
Prospectus Summary .............................................................
Risk Factors....................................................................
Use of Proceeds.................................................................
Determination of Offering Price.................................................
Selling Stockholders............................................................
Business........................................................................
Description of Property.........................................................
Selected Financial Data.........................................................
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.....................................................
Security Ownership of Certain Beneficial Owners and Management..................
Directors and Executive Officers, Promoters and Control Persons.................
Executive Compensation..........................................................
Certain Relationships and Related Party Transactions............................
Plan of Distribution............................................................
Description of Securities.......................................................
Market Price of and Dividends on Our Common Equity and
  Related Stockholder Matters...................................................
Legal Proceedings...............................................................
Legal Matters...................................................................
Experts.........................................................................
Interest of Named Experts and Counsel...........................................
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities....................................................
Changes in and Disagreements with Accountants...................................
Financial Statements............................................................
Where You Can Find More Information.............................................

Part II.  Information Not Required in Prospectus
Indemnification of Directors and Officers ......................................
Other Expenses of Issuance and Distribution ....................................
Recent Sales of Unregistered Securities ........................................
Exhibits .......................................................................
Undertakings ...................................................................

         CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER
                    INFORMATION CONTAINED IN THIS PROSPECTUS

      Our disclosure and analysis in this prospectus contain some forward-looking statements. These statements relate to our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for solar hot water heaters in the People's Republic of China, which we refer to herein as the PRC, competition, exchange rate fluctuations, and the effect of economic conditions. These statements are forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

      Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

      Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

      As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim any duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports filed with the Securities and Exchange Commission ("SEC").

      Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

      Certain of the information provided in this prospectus, such as data regarding the market for our products, has been obtained from third parties. While we believe that these sources are accurate, you should be aware that we have not independently verified the information and that we disclaim any duty to update the information provided by these sources in the future.

      Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to Xe.com as of October 28, 2005, $1 = 8.08540 yuan.

      The "Company", "we," "us," "our," and the "Registrant" refer to (i) Deli Solar (USA), Inc., (ii) our 100% owned British Virgin Islands subsidiary, Deli Solar Holding Ltd., ("Deli Solar (BVI)"), and (iii) our indirectly held subsidiary, Bazhou Deli Solar Energy Heating Co., Ltd. ("Deli Solar (PRC)"), which is 100% owned by Deli Solar (BVI).


                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision.


                                   OUR COMPANY

Our Corporation History and Structure

      We were incorporated as a Nevada company on March 21, 1983. The former name of the Company was "Meditech Pharmaceuticals, Inc." Meditech was a drug development company, focused in the areas of research, development, and marketing anti-infective drugs in the biomedical industry. Meditech incurred operating losses since its inception and therefore looked to a strategic alliance with a privately-held company that was profitable or that management considered to have growth potential.

      In late 2004, the Board of Directors of Meditech contemplated a strategic alliance with Deli Solar (BVI). In contemplation of the alliance, the Board of Directors resolved to spin off Meditech's drug development business to the shareholders of Meditech of record on February 17, 2005, through a pro rata distribution in the form of a stock dividend.

      On or around March 31, 2005, we entered into a Stock Contribution Agreement (the "Stock Contribution Agreement") with Mr. Deli Du of Bazhou City, Hebei Province, PRC, under which we acquired all of the issued and outstanding shares of capital stock (US$0.05 par value each) of Deli Solar (BVI) in exchange for our issuance of 24,000,000 shares of our common stock (US$.001 par value per share). The Stock Contribution Agreement was contingent upon investment in Deli Solar (USA) by certain non-affiliated accredited investors of a minimum of $6,000,000. We received proceeds totaling $6,000,015 from seventeen accredited investors and the financing contingency was fulfilled. These transactions closed on March 31, 2005 and constituted a reverse merger of Deli Solar (BVI) into our Company (the "Reverse Merger").

      Deli Solar (BVI) was formed in June, 2004. On August 1, 2004, Deli Solar
(BVI) purchased Deli Solar (PRC), a corporation duly organized under the laws of the PRC from Messrs. Deli Du, Xiao'er Du, and Xiaosan Du for RMB 6,800,000. As a result of this transaction, Deli Solar (PRC) became a wholly-foreign owned enterprise ("WFOE") under PRC law on March 30, 2005, by virtue of its status as a wholly-owned subsidiary of a foreign company, Deli Solar (BVI).

      On August 15, 2005 we changed our name from Meditech Pharmaceuticals, Inc. to Deli Solar (USA), Inc. The result of the above transactions, as set forth in the following diagram, is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (PRC) remains a wholly-owned subsidiary of Deli Solar
(BVI).

                             ----------------------
                             Deli Solar (USA), Inc.
                             ----------------------
                                        |    100%
                             ----------------------
                             Deli Solar Holding Ltd.
                              "Deli Solar (BVI)"
                             ----------------------
                                        |    100%
                             ----------------------
                               Bazhou Deli Solar
                             Energy Heating Co., Ltd.
                               "Deli Solar (PRC)"
                             ----------------------

      Our U.S. offices are located at 558 Lime Rock Road, Lakeville, Connecticut 06039 and our telephone number is (860) 435-7000. Deli Solar (PRC)'s executive office is located in Beijing, PRC. Its principal place of business is located outside of the city of Bazhou in the Hebei Province of the PRC.


Our Business

      Deli Solar (PRC) is a limited liability company under the laws of the PRC that was founded in 1997 and is engaged in the business of designing, manufacturing and selling renewable energy systems that produce hot water and provide space heating. Its principal products are solar hot water heaters and multifunctional space heating products, including coal-fired residential boilers. Deli Solar (PRC) also sells component parts for its systems, and provides after-sales maintenance and repair services.

      Our primary products are solar hot water heaters, comprising approximately 65% of our total sales revenues. We manufacture two types of solar hot water heaters: evacuated tubular solar water heaters and flat plate solar water heaters. Our solar water heaters are primarily used to generate hot water for residential and household uses. Among evacuated tubular solar water heaters, regular evacuated tubular solar water heaters using all-glass vacuum collectors are our best selling product, comprising approximately 85% of our total solar product revenue. This type of solar water heater can generate hot water even in cold weather and therefore, can be used throughout the year. Further, they are relatively easy and inexpensive to produce compared to other solar hot water heaters using other types of vacuum collectors. Because our primary market is in rural areas of the PRC, our regular evacuated tubular solar water heaters account for a majority of our sales.

      We also manufacture boilers, furnaces, stove heating, and space heating products, comprising approximately 35% of our total sales revenues. Most of our boilers and space heating products are coal-fired, small scale units for residential space heating and cooking.

Our Strengths, Strategies and Risks

      We believe that our success in the PRC is primarily attributable to the following strengths:

      o Our focus on rural market segment in the PRC and our eight years of experience with rural marketing and sales agents.

      o     Our multiple brands which are marketed to different customers.

      o Our extensive and effective distribution network of over 515 distributors and wholesalers, as well as approximately 2,000 local electronics retailers or dealers covering 27 provinces in the PRC, with a focus on northern and north-eastern parts of the PRC.

      o Our support to our distributors and independent sales agents, which allows them to effectively market our products by educating consumers about their features. Our distributors also provide feedback to our management team allowing us to change our marketing strategies based on customer sentiment.

      Our goals are to increase our market share and become a leading producer in the PRC's solar hot water heater industry. We seek to achieve our goals by implementing the following strategies:

      o Expanding our market coverage to more rural areas, as well as urban areas in the PRC by recruiting more distributors and sales agents.

      o     Continuing to increase our sales of premium brand products.

      o Improving our products' features and developing new environmentally friendly products.

      o Strengthening our after-sales services network in parallel with our distribution network.

      o Pursuing selective strategic acquisitions and alliances that will allow us to increase our market and competitive position.

      o Expanding our product offerings and achieving economies of scale in manufacturing.

      The successful implementation and execution of our strategies are subject to a series of risks and uncertainties, such as the following:

      o Our ability to successfully control our manufacturing costs and management expenses, such as our ability to obtain raw materials in a cost-effective manner.

      o Our ability to offer new and improved products in order to attract more customers.

      o     Our ability to manage and attract talented independent sales people.

      o     Our ability to respond to technological changes in our industry.

      o Our ability to attract, retain and motivate qualified management personnel.

      Please see the "Risk Factors" and other information included in this prospectus for a further discussion of these risks and uncertainties.

                                  THE OFFERING

      This prospectus relates to the resale by the Selling Stockholders identified herein. The following table sets forth information about the shares being offered for resale under this prospectus:


Common stock outstanding prior to this offering ............................... 6,145,277 shares
Common stock offered by us .................................................... 0 shares
Total shares of common stock offered by Selling Stockholders(1)................ 3,952,025 shares
Common stock to be outstanding after the offering (assuming
  all warrants have been exercised) ........................................... 8,030,974 shares
Use of Proceeds ............................................................... We will not receive any of the proceeds from the sales of the
                                                                                shares owned by the Selling
                                                                                Stockholders. We may receive,
                                                                                however, most of the proceeds in
                                                                                connection with the exercise of
                                                                                warrants for the underlying shares
                                                                                of common stock, which may in turn
                                                                                be sold by the Selling
                                                                                Stockholders under this
                                                                                prospectus. We intend to use any
                                                                                proceeds we receive from the
                                                                                exercise of warrants for working
                                                                                capital and other general
                                                                                corporate purposes. There is no
                                                                                assurance that any of the warrants
                                                                                will ever be exercised for cash,
                                                                                if at all.
Our OTC Bulletin Board Trading Symbol ......................................... DLSL.OB
Risk Factors .................................................................. See "Risk Factors" beginning on page 12 and other information
                                                                                included in this prospectus for
                                                                                a discussion of factors you
                                                                                should consider before deciding
                                                                                to invest in shares of our
                                                                                common stock.

      (1) Seventeen of the Selling Stockholders acquired their securities in our private placement of securities completed on March 31, 2005. In consideration for their payment of $6,000,015 to us, we issued to these investors an aggregate of 1,714,290 shares of common stock (after adjustment for a reverse stock split), along with warrants to purchase 10 shares of our common stock for every 10 shares purchased, with an exercise price of $3.85 per share . The warrants are exercisable until March 30, 2010. An additional 121,342 shares of common stock and 171,249 warrants were issued to our financial advisors and others in connection with the private placement and our acquisition of Meditech.

                            MARKET FOR OUR SECURITIES

      Our common stock is currently quoted under the symbol "DLSL.OB" on the over-the-counter Bulletin Board. As of October 28, 2005, the last reported bid price was $6.75 per share and the last reported asked price was $16.75 per share. However, there was no reported trading volume of our common stock. Neither the bid quotation nor the asked quotation of our stock has appeared regularly on the over-the-counter Bulletin Board during the past 60 business days. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock, as such term is defined under Item 10 of Regulation S-B.

                          SALES BY SELLING STOCKHOLDERS

      The Selling Stockholders named herein may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common stock may be through the facilities of the over-the-counter Bulletin Board or such other exchange or reporting system where our common stock may be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Plan of Distribution" in this prospectus for more information.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks Related to our Business

We operate in a highly-competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

      We are principally engaged in the manufacture and marketing of solar hot water heaters. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. The largest manufacturer is Huangming Solar Water Heaters Co., Ltd., which has 5% of the total market. The second and third largest companies are Tsinghua Sunshine Solar Water Heaters Co., Ltd. and Huayang Solar Water Heaters Co., Ltd., which each have 3% of the market in the PRC. In 2003, we were ranked 19th in terms of revenue, with a market share of 0.4%. Many of our competitors are better capitalized and more experienced, and have deeper ties in the PRC marketplace. We may be unsuccessful in our attempts to compete, which would have a material adverse impact on our business and financial condition.

      While most solar hot water manufacturers focus on the urban market, we have always focused on the rural market. While there are relatively fewer competitors in the rural market currently, there can be no assurance that our competitors will not focus their marketing efforts on rural customers in the future.

We rely on our sales agents to distribute our products and we could lose a substantial portion of our sales if we are not able to maintain an efficient internal control system to effectively monitor the activities of our sales agents, or to attract new sales agents.

      We believe that our success relies, to a large degree, on our distribution network. The PRC is a geographically vast country and it is critical to market our products in a range of various regions. In order to expand our business, we will need to increase our distribution network by adding more sales agents, distributors, wholesalers and retailers that carry our products. There can be no assurance that we will be able to effectively manage our independent distributors and sales agents, as our internal resource may be limited. Nor can there be any assurance that we will be able to grow our distribution network, as our competitors may offer better products and commissions to distributors and sales agents, and, if we can grow our distribution network, there can be no assurance that we will be able to operate it efficiently.

We may not be able to effectively control and manage our growth.

      If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Our profitability depends on our success on brand recognition and we could lose our competitive advantage if we are not able to protect our trademarks against infringement, and any related litigation could be time-consuming and costly.

      Our trademarked brands have gained substantial recognition to the customers in various areas, however, the protection of intellectual property rights in the PRC may not be as effective as those in the United States or other countries. The unauthorized use of our brands could enable some other manufacturers to take unfair advantage, which could harm our business and competitive position.

We do not have any long-term supply contracts with our raw materials suppliers and any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

      Stainless steel and glass tube are two major raw materials we use, the prices of which are subject to market conditions and for which we normally do not have long-term contracts or arrangements with our suppliers. While these raw materials are generally available and we have not experienced any raw material shortage in the past, there can be no assurance that prices will not rise because of changes in market conditions. An increase in component or raw material costs relative to our product prices could have a material adverse effect on our gross margins and earnings.

We have to outsource our production to third party manufacturers during the sales peak season due to our limited manufacturing capacity.

      Approximately 30% to 40% of our total sales during our peak season are manufactured through an Original Equipment Manufacturer ("OEM") arrangement. Under an OEM arrangement, we contract with other manufacturers to produce our products and authorize these manufacturers to put our brand names or trademarks on these products. There is no assurance that we will continue to find qualified manufacturers on acceptable terms in the areas where our customers are located and, if we do, there can be no assurance that product quality will continue to be acceptable, which could lead to a loss of sales and revenues.

We do not have key man insurance on our President and CEO, Mr. Du, on whom we rely for the management of our business.

      We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Deli Du. The loss of the services of Mr. Du, for any reason, may have a material adverse effect on our business and prospects. There can be no assurance in this regard nor can there be any assurance that we will be able to find a suitable replacement for Mr. Du. We do not carry key man life insurance for any key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

      Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personel, or attract and retain high-quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We do not presently maintain fire, theft, product liability or any other property insurance, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

      We do not maintain fire, theft, product liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare, and we have never experienced significant failure of our products, there can be no assurance that we would not face liability in the event of the failure of any of our products.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

      The solar hot water industry is subject to rapid technological changes. Our future success will depend on our ability to respond to rapidly changing technologies and improve the product quality. Our failure to adapt to such changes could harm our business. Our future plans to market our products to urban areas require our products to be innovative. If we are slow to develop products and technologies that are attractive to people in these areas, we may not be successful in capturing a significant share of this market. For example, most of our current products rely on a tubular structure while urban customers prefer a flat plate collector for aesthetic purposes. If we fail to keep up with rapid technological changes to remain competitive in our rapidly evolving industry, our future marketing and expansion may be adversely affected.

Our agents' deposit may not cover total warranty claims.

      We typically offer a three-year warranty coverage for our products. During the first year of this warranty program, we cover any defects and product malfunctions. Most of our warranty services are performed by our independent sales agents and distributors in return for a 1-2% discount of the purchase price they pay for our products. We normally require our new sales agents and distributors to pay us a deposit varying from RMB 5,000 to 20,000 depending on their represented areas, which we believe to certain extent, will ensure their performance of the necessary warranty services. Although we have not experienced any significant product returns or repairs, there can be no assurance that these sales agents and distributors will perform the warranty services as we require, and if they fail to provide the required warranty services, there can be no assurance that the agents' deposits will be sufficient to cover all remaining warranty services on the products sold by these sales agents and distributors.

We lease some of the real property on which our distribution center and other facilities are located and there is no guarantee that our lease will be renewed.

      All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the PRC government grants landholders a "land use right." On May 1, 2003, Deli Solar (PRC) entered into a lease with Bazhou County Credit Union Lianshe Branch ("Credit Union"), under which we leased a parcel of land for 20 years at an annual rent of RMB 70,000 for the first year and subsequently at an annual rate of RMB 120,000 (the "Leased Land"). Upon the expiration of the initial lease term and if the lessor decides to continue the lease purpose of the land, we have the right of first refusal to renew the lease. The size of the land is approximately 19,140 square meters and we constructed a distribution center on it. However, there is no assurance that the lessor will not take back the land for self use upon the expiration of the initial lease term. Any failure by Deli Solar (PRC) to obtain renewal of the lease could have a material adverse effect upon the Company's operations.

Risks Related to Our Industry

A drop in the retail price of conventional energy non-solar alternative energy or any improvement to the rural household's electricity supply system in the PRC may have a negative effect on our business.

      A customer's decision to purchase our solar power products is primarily driven by the poor electricity supply system in the rural areas of the PRC, as well as the return on investment resulting from the energy savings from our solar power products. An improvement in the power supply infrastructure in the rural areas of the PRC could adversely affect the demand for our products. In addition, fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as decreases in the prices of oil and other fossil fuels could cause the demand for our solar power heaters to decline. Although we believe that current retail energy prices support a reasonable return on investment for our products, there can be no assurance that future retail pricing of conventional energy and non-solar alternative energy will remain at such levels.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

      Our solar power products and their installation are subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. We are responsible for knowing about the requirements of individual cities and must design equipment to comply with varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to achieve or sustain profitability.

      The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

      o cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

      o performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

      o capital expenditures by customers that tend to decrease if the PRC or global economy slows; o availability of government subsidies and incentives.

Risks Related to Doing Business in the PRC.

      We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

      The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

      The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

      There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

      A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

      All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. The solar hot water and renewable energy industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for solar hot water heaters and boilers. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

      Inflation in the PRC could negatively affect our profitability and growth.

      While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

      Governmental control of currency conversion may affect the value of your investment.

      The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required when Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

      The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

      The fluctuation of the Renminbi may materially and adversely affect your investment.

      The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

      On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Recent PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could limit our PRC subsidiaries' ability to distribute dividends or otherwise adversely affect the implementation of our acquisition strategy.

      The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

      In April 2005, SAFE issued another public notice clarifying the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents had been confirmed by a Foreign Investment Enterprise Certificate prior to the issuance of the January notice, each of the PRC residents is required to submit a registration form to the local SAFE branch to register his or her respective ownership interests in the offshore company. If any PRC resident who is required to register such interests fails to do so, no SAFE branch can issue the SAFE certificate to the PRC company that is to be acquired by the offshore company. The SAFE notices do not specify the timeframe during which such registration must be completed. The PRC resident must also amend such registration form if there is a material event affecting the offshore company, such as, among other things, a change to share capital, a transfer of shares, or if such company is involved in a merger and an acquisition or a spin-off transaction or uses its assets in the PRC to guarantee offshore obligations.

      On October 21, 2005, SAFE issued the third public notice further clarifying the past two notices. This October notice, effective from November 1, 2005, specifies the documents that need to be submitted and the form needs to be filled out by the PRC resident in order to complete the registration process. For past acquisitions of a PRC company by an offshore company controlled by PRC residents, such as us, the registration requirement must be complied by March 31, 2006. Only after compliance with the registration requirement can dividends and profits from the PRC company be distributed to the offshore company or shareholders. PRC residents who are shareholders of the offshore company must transfer the dividends and profits back to the PRC within 180 days from receipt of them. When it goes into effect, the October notice will supersede the January and April notices.

      After Deli Solar (PRC) was acquired by Deli Solar (BVI) and converted into a WFOE, it was issued a SAFE certificate by SAFE's Bazhou branch prior to April, 2005. Due to the April SAFE notice, Bazhou SAFE requested our SAFE certificate to be replaced with a new one and required our PRC shareholders to comply with the registration requirement. The registration procedure was completed and Bazhou SAFE reissued a new SAFE certificate to Deli Solar (PRC) dated October 17, 2005. Our PRC counsel advised us that the new SAFE certificate will allow Deli Solar (PRC) to distribute dividends and profits out of PRC.

      Although the October SAFE notice clears up the uncertainties regarding the disclosure requirement on PRC residents, it is uncertain how the other aspects of these SAFE notices will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we cannot provide any assurance that our PRC resident shareholders will comply with the October notice to transfer any dividends or profits they received to the PRC within 180 days. The failure of our PRC resident shareholders to comply with the new SAFE regulations may subject us to fines and legal sanctions, restrict our cross-board investment activities, or limit our PRC subsidiaries' ability to distribute dividends to our company.

      Our tax current status is uncertain.

      Deli Solar (PRC) has, in the past, received favorable tax treatment from the Bazhou Municipal government and has paid only nominal amounts of income tax at the central, provincial and municipal levels.

      Pursuant to the relevant laws and regulations in the PRC, Deli Solar
(PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, and thereafter for three years, is entitled to a 50% relief from the PRC enterprise income tax. Because Deli Solar (PRC) was transformed into a WFOE in March 2005, it should be entitled to the 100% exemption from income taxes in the two-year until March 2007, and then a preferential rate equals to 50% of the tax rate for the following years of its operation from 2007 until 2010.

      However, Deli Solar (PRC)'s tax exemption status has not been finally approved by the local tax authorities and it continues to pay its fixed assessment taxes at its current rate. Although we anticipate that the final approval from the local tax authority will be granted by the end of calendar 2005, it is unclear whether the taxes we paid during the period from March, 2005 to present (albeit nominal) will be refunded and when the tax exemption period actually begins. Further, once our tax exemption as a WFOE expires, we do not know whether we will continue to receive the relief from taxes that we received in the past. Finally, there can be no assurance that the central government will not audit our previous tax returns and payments and require that we pay additional taxes and penalties in the future which could materially and adversely affect our business and financial condition.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations.

      A renewed outbreak of SARS or another widespread public health problem in the PRC, where all of the Company's revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations.

      Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Because our principal assets are located outside of the United States and two of our directors and nearly all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce U.S. Court Judgment against us or them in the PRC.

      Two of our five directors and nearly all of our officers reside outside of the United States. In addition, Deli Solar (PRC), our operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

We may face obstacles from the communist system in the PRC

      Foreign companies conducting operations in PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a cumbersome bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC

      The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Risks Related to Our Common Stock.

      Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other stockholders.

      Our officers, directors and affiliates beneficially own approximately 66.36% of our common stock. Deli Du, our Chief Executive Officer, beneficially owns approximately 65.14% of our Common Stock. As a result, Mr. Du is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporation transactions including business combinations. Mr. Du's interests may differ from other stockholders. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We are not likely to pay cash dividends in the foreseeable future.

      We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

There is currently a limited trading market for our common stock.

      Our common stock is quoted on the over-the-counter Bulletin Board. However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is no established trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market). You may be unable to sell your shares due to the absence of a trading market.

      Our common stock may be also subject to the "penny stock" rules to the extent that the price drops below $5.00, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS." These requirements may further limit your ability to sell your shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

      The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

      This is an offering of 3,952,025 shares of our common stock by the Selling Stockholders, among which 1,885,719 shares are purchasable upon the exercise of the warrants at the price of $3.85 per share. As of October 21, 2005, there were 6,145,277 shares of our common stock outstanding. In addition to the shares covered by this prospectus, approximately 72,544 of these shares are freely tradable without substantial restriction or the requirement of future registration under the Securities Act.

      Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We are responsible for the indemnification of our officers and directors.

      Our Bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from any sales of the shares registered under this prospectus by the Selling Stockholders. We may receive proceeds from the issuance of shares of our common stock upon the exercise of warrants we issued in connection with our private placement completed on March 31, 2005, except that the placement agent for the offering, pursuant to its engagement agreement, is entitled to 9% of the proceeds of the exercise of the warrants, or approximately $594,000, which are exercisable at $3.85 per share.

      We intend to use the net proceeds from the exercise of warrants, if any, for working capital and other general corporate purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all. If all of these outstanding warrants are exercised for cash, we would receive aggregate gross proceeds of approximately $6,666,016, and our placement agent would receive approximately $594,001.

                         DETERMINATION OF OFFERING PRICE

      We are not selling any of the common stock that we are registering, although we will issue shares to warrant holders upon the exercise of these warrants. The common stock will be sold by the Selling Stockholders listed under the section entitled "Selling Stockholders" in this prospectus.

      Our common stock is currently quoted under the symbol "DLSL.OB" on the OTC Bulletin Board. As of October 28, 2005, the last reported bid price was $6.75 per share and the last reported ask price was $16.75 per share. However, there was no reported trading volume of our common stock. Neither the bid quotation nor the ask quotation of our stock has appeared regularly in the over-the-counter Bulletin Board during the past 60 business days. Further, there has been no participation of a broker or dealer in trading our common stock. Thus, there is no existing "public market" for our common stock. A Selling Stockholder will determine when it will sell its common stock and in all cases, will sell its common stock at the current market price or at negotiated prices at the time of the sale.

                              SELLING STOCKHOLDERS

      This prospectus relates to the offer and sale of our common stock by the Selling Stockholders identified in the table below. Each Selling Stockholder identified as an Accredited Investor acquired its shares and warrants in our private placement transaction completed on March 31, 2005. Each Selling Stockholder identified as a member of the Financial Advisor Group acquired its shares and/or warrants for its role as a private placement agent or financial advisor to the Company in connection with the Reverse Merger and private placement transactions. Except as described in the footnotes below, none of the Selling Stockholders has held a position as an officer or director of the Company, nor has any Selling Stockholder had a material relationship of any kind with the Company.

      The shares being offered are being registered to permit public secondary trading of the shares and each Selling Stockholder may offer all or part of the shares owned for resale from time to time. A Selling Stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a Selling Stockholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the Selling Stockholders upon termination of the offering made hereby.

      As of October 21, 2005, we had outstanding 6,145,277 shares of common stock, our only class of outstanding voting securities.

----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
                                                     Shares
                                                    Issuable           Percentage           Shares of             Percentage of
                                   Shares             upon              Ownership          Common Stock           Securities to
     Name of Selling            Beneficially       Exercise of           Before               to be               be Held After
     Stockholders(1)              Owned(2)         Warrants(3)         Offering (4)        registered(5)            Offering (6)
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
  Accredited Investors:
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Lake Street Fund L.P.             514,280             257,140              7.72%              514,280                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Lagunitas Partners L.P.           340,000             170,000              5.24%              340,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Gruber & McBaine                   80,000              40,000              1.29%               80,000                    0%
International
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Jon D. Gruber & Linda W.           80,000              40,000              1.29%               80,000                    0%
Gruber
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Lynk Capital Partners             481,440             240,720              7.27%              481,440                    0%
Limited
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
MidSouth Investor Fund L.P.       342,860             171,430              5.28%              342,860                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Lyman O. Heidtke                  114,280              57,140              1.83%              114,280                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Wedbush Morgan Securities,        228,580             114,290              3.59%              228,580                    0%
Custodian FBO Fred L.
Astman, IRA, R/O Holding
10/13/92
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Scott Hood                         22,860              11,430               *                  22,860                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
MicroCapital Fund L.P.            100,000              50,000               1.6%              100,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
MicroCapital Fund, Ltd.            65,700              32,850              1.06%               65,700                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Presidio Partners                 102,000              51,000              1.63%              102,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Geary Partners                     76,000              38,000              1.22%               76,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Brady Fund L.P.                    22,000              11,000               *                  22,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Poling Investments LLC            180,000              90,000              2.85%              180,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Iroquois Capital                  144,000              72,000              2.29%              144,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Perritt Emerging                  120,000              60,000              1.92%              120,000                    0%
Opportunities Fund
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
C. Barry Zolot                     80,000              40,000              1.29%               80,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Omicron Master Trust               72,000              36,000              1.16%               72,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Howard L. Farkas & Leslie          30,000              15,000               *                  30,000                    0%
A. Farkas, JT/WROS
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Farkas Family Trust,               30,000              15,000               *                  30,000                    0%
Steven J. Revenig, Esq.,
Trustee
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Martin Fabrikant Revocable         30,000              15,000               *                  30,000                    0%
Trust
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Leong Sing Lye                     28,580              14,290               *                  28,580                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Kircher Family Trust U/A/D         32,000              16,000               *                  32,000                    0%
3/24/04
Steven Kircher, Trustee
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Steven Kay                         28,000              14,000               *                  28,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Richard A. Bocci                   28,000              14,000               *                  28,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
William H. Hedden                  28,000              14,000               *                  28,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Larry D. Kelley, Sr & Mary         28,000              14,000               *                  28,000                    0%
Jane L. Kelley,
co-trustees,
Kelley Revocable Trust
U/A/D 10/01/99
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Subtotal for Accredited         3,428,580           1,714,290              __               3,428,580                    0%
Investors
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------

----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
  Financial Advisors
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Delphinian Quest Advisors,         77,646              32,143               *                  77,646                    0%
LLC
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Fletcher Capital                   25,882              10,714               *                  25,882                    0%
Corporation
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
John D. Kuhns (7)                  41,697              20,763               *                  41,697                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
John H. Starr (8)                  31,046              15,572               *                  31,046                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Mary Fellows (8)                   31,954              15,573               *                  31,954                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Sam Shoen                          17,726              11,058                                  17,726                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Paul Kuhns                          3,565               2,351               *                   3,565                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Kuhns Bros. & Co., Inc.(8)         51,255              51,255               *                  51,255                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Robert Drake                        1,000               1,000               *                   1,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Jay Gutterman                      11,000              11,000               *                  11,000                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Subtotal for the Financial         292,771            171,429              __                 292,771                    0%
Advisor Group(9)
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------


----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Former Controlling Group
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Halter Capital Corporation        184,007            none               2.99%                 184,007                    0%
(10)
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Kevin Halter, Jr.(10)              46,667            none               0.76%                  46,667                    0%
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Subtotal for Former               230,674            none               3.75%                 230,674                    0%
Controlling Group
----------------------------  ----------------  -----------------  -------------------  ------------------  -----------------------
Total                           3,952,025           1,885,719              __               3,952,015                    0%
============================  ================  =================  ===================  ==================  =======================

* Denotes less than 1% of the outstanding shares of common stock.

(1) Each listed Selling Stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such Selling Stockholder, except as otherwise indicated in the table. Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares
(a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(2) Includes shares that will be acquired upon the exercise of warrants as indicated in column 3 of the table.

(3) Each warrant granted to the Accredited Investors entitles the holder to purchase 10 shares of common stock at the exercise price of $3.85 per share at any time prior to March 30, 2010. Each warrant granted to Kuhns Bros. & Co., Inc. and its designated persons entitles the holder to purchase 1 share of common stock at the exercise price of $3.85 per share at any time prior to March 30, 2015. Kuhns Bros. & Co., Inc. is an investment banking firm 100% owned by Kuhns Brothers, Inc., a holding company founded and partially owned by John D. Kuhns, one of our Directors.

(4) In determining the percent of common stock owned by a Selling Stockholder on October 21, 2005, (a) the numerator is the number of shares of common stock beneficially owned by such Selling Stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the warrants held by such Selling Stockholder, and (b) the denominator is the sum of
(i) the total 6,145,277 shares outstanding on October 21, 2005, and (ii) any number of shares underlying the warrants, which each of the Selling Stockholders has the right to acquire within 60 days upon the exercise of its warrants.

(5) The total number of registered shares for each Selling Stockholder is the sum of (i) the number of shares owned by such Selling Stockholder, plus (ii) the shares that the selling stockholder may acquire upon exercise of the warrants.

(6) Assumes the sale of all shares offered by the Selling Stockholders.

(7) Mr. John D. Kuhns, one of our Directors, is the Chairman and 45% shareholder of Kuhns Brothers, Inc. and its 100% subsidiary, Kuhns Bros. & Co., Inc.

(8) Mr. John Starr is the President, Chief Executive Officer, and 50% shareholder of Kuhns Brothers, Inc. Ms. Mary Fellows owns 5% of Kuhns Brothers, Inc. Kuhns Brothers, Inc. is the sole shareholder of Kuhns Bros. & Co., Inc. Thus, John Starr, John D. Kuhns and Marry Fellows together have the voting and investment power over the securities held by Kuhns Bros. & Co., Inc.

(9) The shares issued to the Selling Stockholders identified as members of the Financial Advisor Group and the share to be acquired by them upon the exercise of the warrants are subject to a one year lock up agreement commencing from March 31, 2005 to March 31, 2006.

(10) The shares held by Halter Capital Corporation were acquired on January 31, 2005 in a private purchase transaction with Gerald N. Kern and Cynthia S. Kern, the former controlling stockholders of the Company. Kevin Halter Jr. and Kevin Halter Sr. are the sole shareholders and officers of Halter Capital Corporation and are the sole members of Halter Capital Corporation's Board of Directors. Thus, Kevin Halter Jr. is deemed to be the beneficial owner of the shares held by Halter Capital Corporation. The percent of shares owned by the Halter Capital Corporation and Kevin Halter Jr. is 3.75%.

                                    BUSINESS


COMPANY HISTORY

      We were incorporated as a Nevada company on March 21, 1983. The former name of the Company was "Meditech Pharmaceuticals, Inc." Meditech was a drug development company, focused in the areas of research, development, and marketing anti-infective drugs in the biomedical industry.

      In late 2004, Meditech pursued a strategic reorganization with Deli Solar
(BVI), a corporation organized in the British Virgin Islands under the International Business Companies Act, which is a holding company for Deli Solar
(PRC), a PRC operating company in the solar and renewable energy business.

      In contemplation of the reorganization, the Board of Directors of Meditech resolved to spin-off Meditech's drug development business in connection with the reorganization. Accordingly, the former business of Meditech, which was comprised mostly of intellectual property rights, was assigned to East West Distributors, Inc. ("East West"). East West was a wholly-owned subsidiary of Meditech formed on December 13, 2004 under the Nevada law. The Board of Directors of Meditech resolved to distribute all of the capital stock of East West, pro rata, in the form of a stock dividend to the shareholders of Meditech of record on February 17, 2005. East West filed a registration statement on Form 10-SB with the SEC on June 28, 2005, which further describes the details of the spin-off. The spin off was not required to be registered under the Securities Act.

      On March 31, 2005, we entered into a Stock Contribution Agreement (the "Stock Contribution Agreement") with Mr. Deli Du of Bazhou City, Hebei Province, PRC, under which we acquired all of the issued and outstanding shares of capital stock (US$0.05 par value each) of Deli Solar (BVI) in exchange for our issuance of 24,000,000 shares of our common stock (US$.001 par value per share). The shares were acquired from Messrs. Deli Du (800,000 shares), Qian Wang (60,000 shares), Yunchun Wang (80,000 shares) and Yousu Lin (60,000 shares). The Stock Contribution Agreement was contingent upon investment by certain non-affiliated accredited investors of a minimum of $6,000,000. This financing contingency was fulfilled by the investment of $6,000,015 by 17 accredited investors in consideration for the issuance of 10,285,744 shares of our common stock along with warrants to purchase 8 shares of our common stock for every 60 shares purchased with an exercise price of $0.642 per share. These transactions closed on March 31, 2005 and constituted a reverse merger of Deli Solar (BVI) into our company (the "Reverse Merger"). Further information regarding these transactions is contained in our Current Report on Form 8-K filed with the SEC on April 6, 2005 and a Schedule 13D filed by Deli Du with the SEC on April 18, 2005.

      We effectuated a 1 for 6 reverse split in May 2005 pursuant to which the 10,285,744 shares were adjusted to approximately 1,714,290 shares. In August 2005, we increased the warrant coverage to allow these accredited investors to purchase 10 shares of our common stock for every 10 shares (adjust for post split) purchased with an exercise price of $3.85 per share. These shares and the shares to be issued upon the exercise of the warrants constitute a majority part of the shares being registered under this prospectus.

Summary of our Business and Structure

      Deli Solar (BVI) is the sole shareholder and holding company for Bazhou Deli Solar Energy Heating Co., Ltd. ("Deli Solar (PRC)"), a corporation duly organized and registered with the Bazhou Bureau for Industry and Commerce in Hebei Province, People's Republic of China ("PRC"). On August 1, 2004, Deli Solar (BVI) purchased Deli Solar (PRC) from Messrs. Deli Du, Xiao'er Du, and Xiao'san Du for RMB 6,800,000. The purchase was approved by Hebei Provincial Commercial Bureau on March 24, 2005, and the State Administration for Industry and Commerce for the PRC issued a new business license to Deli Solar (PRC) on March 30, 2005. Deli Solar (PRC) became a wholly-foreign owned enterprise ("WFOE") under PRC law, by virtue of its status as a wholly-owned subsidiary of a foreign company, Deli Solar (BVI). There are no restrictions on Deli Solar
(PRC)'s operations under PRC law, or otherwise, that result from its status as a WFOE.

      Deli Solar (PRC) is a limited liability company founded under the laws of the PRC in 1997 and is engaged in the business of designing, manufacturing and selling renewable energy systems that produce hot water and provide for space heating. Its principal products are solar hot water heaters and multifunctional space heating products including coal-fired residential boilers. Deli Solar
(PRC) also sells component parts for its products, and provides after-sales maintenance and repair services.

      Our U.S. offices are located at 558 Lime Rock Road, Lakeville, Connecticut 06039 and our telephone number is (860) 435-7000. Deli Solar (PRC)'s executive office is located in Beijing, PRC. Its principal place of business is located outside of the city of Bazhou in the Hebei Province of the PRC. It currently has approximately 268 employees and utilizes three factory facilities in Bazhou with a total of over 10,244 square meters of production, warehouse, office space, and space for use as a distribution center. A complete description of our properties and facilities is contained in the section entitled "Description of Property" in this prospectus.

      Following the acquisition of Deli Solar (BVI) through the Reverse Merger described above, the former shareholders of Deli Solar (BVI) hold a majority of our common stock.

         On August 15, 2005 we changed our name from Meditech Pharmaceuticals, Inc. to Deli Solar (USA), Inc. The result of the above transactions, as set forth in the following diagram, is that Deli Solar (BVI) is now our direct, wholly-owned subsidiary and Deli Solar (PRC) remains a wholly-owned subsidiary of Deli Solar (BVI).

                            ----------------------
                            Deli Solar (USA), Inc.
                            ----------------------
                                       |    100%
                            ----------------------
                            Deli Solar Holding Ltd.
                             "Deli Solar (BVI)"
                            ----------------------
                                       |    100%
                            ----------------------
                              Bazhou Deli Solar
                           Energy Heating Co., Ltd.
                              "Deli Solar (PRC)"
                            ----------------------

      Neither we nor Deli Solar (BVI) have any operations or plan to have any operations in the future other than acting as a holding company and management company for Deli Solar (PRC) and raising capital for its operations. However, we reserve the right to change our operating plans regarding Deli Solar (USA) and Deli Solar (BVI).

      We currently use Beijing Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang") as one of our distributors to market and sell our products. Ailiyang was formed on July 28, 1997 as a limited liability company in the PRC and is owned by Deli Du, one of our directors and our CEO and President, Xiufeng Liu, and Xiao'san Du. Sales through Ailiyang generally do not exceed 1.6% of the total sales of our products. In 2003 and 2004, sales through Ailiyang were approximate $149,995, or 1.6%, and $33,888, or 0.56%, of our total sales, respectively. We do not have a formal distributorship agreement with Ailiyang and sales usually are made via purchase orders from Ailiyang. We sell our products to Ailiyang at the same price as we sell to other non-affiliated distributors, but we provide a longer time period to pay and a larger amount of trade credit to Ailiyang. As of June 30, 2005, sales payable from Ailiyang to Deli Solar (PRC) totaled $625,845.

      We entered into a stock purchase agreement, dated February 24, 2005, with the Ailiyang shareholders pursuant to which we will purchase all of the stock of Ailiyang from all Ailiyang shareholders for a total purchase price of RMB 500,000. The purchase is conditioned on the completion of the registration of the stock transfer with the local Commercial Bureau in the PRC and a change of its business license with the local PRC Administration of Industry and Commerce. The business registration change currently is being processed. Once the business registration change is issued, we will to make payment of the purchase price. If we complete our purchase of Ailiyang, Ailiyang will become a wholly owned subsidiary of Deli Solar (PRC) and Ailiyang's sole business will be acting as a distributor for our products.

OUR BUSINESS


      Following the completion of the Reverse Merger, the business of Deli Solar
(PRC) became our only business. Deli Solar (PRC) designs, manufactures and sells solar hot water heaters and coal-fired boilers and space heating products. We also provide component parts and after-sale services associated with these products. Approximately 65% of our revenues are derived from our solar hot water business, with the balance of approximately 35% of our revenues from sales of our coal-fired boilers and space heating products.

      Most of our end users use our products to heat water for their homes and most of our marketing is concentrated in rural areas where electricity is in short supply. Our coal-fired residential boilers, furnaces and heating stoves are also used as primary household space heaters during cold weather, as well as a stove for cooking.

OUR PRODUCTS

Solar Hot Water Heater Products

      Our principal products are solar hot water heaters. Solar hot water heaters use the sun to heat either water or a heat-transfer fluid in collectors. The solar collector is mounted on or near a house, facing south. As the sunlight passes through the collector's glazing, it strikes an absorbing material. This material converts the sunlight into heat, and the glazing prevents the heat from escaping. The two most common types of solar collectors used in solar water heaters in the PRC market are evacuated tube collectors and glazed flat plate heaters.

      Solar-heated water is stored in an insulated tank until use. Hot water is drawn off the tank when tap water is used, and cold make-up water enters at the bottom of the tank. Solar water heaters tend to have a slightly larger hot water storage capacity than conventional water heaters. This is because solar heat is available only during the day and sufficient hot water must be collected to meet evening and morning requirements.

      We produce and sell solar hot water heaters using both evacuated tube collectors and a glazed flat plate. Evacuated tubular solar water heaters are our principal solar products. There are two major types of evacuated tubular solar water heaters: standard evacuated tubular solar water heaters and evacuated heat pipe solar water heaters. The following table sets forth our product types for our solar hot water heaters and the approximate percentage of the sales of each type among our solar products:

----------------------    ------------------   -----------------    -------------------
Types                     Approximate % of     Sub-types            Approximate % of
                          total solar                               total solar
                          product revenue                           product revenue
----------------------    ------------------   -----------------    -------------------
                                               Regular Evacuated
Evacuated Tubular                              Tubular Solar
Solar Water Heaters       95%                  Water Heaters        85%
                                               -----------------    -------------------
                                               Evacuated Heat
                                               Pipe Solar Water
                                               Heaters              10%
----------------------    ------------------   -----------------    -------------------

Flat Plate Solar Water    5%                   N/A                  N/A
Heaters
                                               -----------------    -------------------
                                               N/A                  N/A

----------------------    ------------------   -----------------    -------------------

      1. Evacuated Tubular Solar Water Heaters. This line of products can generate hot water all year-round for homes, whether or not they are located in a cold climate. There are two types of vacuum tube water heaters currently available in the PRC market: i) the all-glass vacuum tube; and ii) the heat-pipe vacuum tube. Our regular evacuated tubular solar water heaters use the all-glass vacuum tubes, and our evacuated heat pipe solar water heaters use the heat pipe vacuum tubes. The primary use of our evacuated tubular solar water heaters is to generate hot water for household uses. However, solar thermal energy can also be employed in industrial processes, timber treatment, agricultural processes, cooling and space heating.

      A. Regular Evacuated Tubular Solar Water Heaters. Our regular evacuated products use all-glass vacuum tubes to function as evacuated tubular collectors. These collectors consist of rows of parallel transparent glass tubes, which are double layered and made of borosilicate glass. Each tube contains an absorber and is covered with a selective coating. Sunlight enters the tube, strikes the absorber, and heats the water flowing through the absorber. The space between the glass tubes and the absorber is "evacuated," or is a "vacuum". This vacuum helps the collectors achieve extremely high temperatures (170-350 degrees F). Because all-glass evacuated tubular collectors are relatively easy and inexpensive to produce compared to heat pipe vacuum tubes, our regular evacuated tubular solar water heaters are our best selling solar hot water heater, comprising approximately 85% of our solar water heater sales. The main drawback of regular evacuated tubular heaters, however, is their lack of pressure resistance. This drawback can be improved by evacuated heat pipe solar water heaters, which have better pressure resistance as described below.

      B. Evacuated Heat Pipe Solar Water Heaters. Our evacuated heat pipe solar water heaters use the heat pipe vacuum tubes to convert solar energy into thermal energy. A heat pipe vacuum tube is a hermetically sealed evacuated tube containing a mesh or sintered powder wick and a working fluid in both the liquid and vapor phase. When one end of the tube is heated the liquid turns to vapor absorbing the latent heat of vaporization. The hot vapor flows to the colder end of the tube where it condenses and transfers energy in the form of heat. The use of the latent heat of the fluid enables heat to be transferred at 500 to 1000 times the rate compared with a solid metal rod and at temperature differences between the ends of the pipe as low as 2oC. The heat-pipe vacuum tube is a combined pipe and vacuum technology. This product line features fast heating, minimum thermal loss, high temperature resistance, anti-freeze and good pressure resistance. Evacuated heat pipe solar water heaters, if pressurized, can produce high pressure hot water at stable temperatures. Our pressurized evacuated heat pipe solar water haters are still in the development stage. However, heat pipe vacuum tubes are more difficult to manufacture and have higher production costs than all-glass vacuum tubes. Given our targeted residential household market, we only sell a limited amount of evacuated heat pipe solar water heaters, comprising approximately 10% of our solar hot water heaters sales.

      2. Flat Plate Solar Water Heaters. This type of solar water heater consists of a flat-plate solar collector and a hot water tank with natural circulation (thermosyphon). The collector is constructed from either a copper-aluminum mix, all copper, or anti-corrosive aluminum. The collector is a rectangular box with a transparent cover and a back side insulation layer. Small tubes run through the box and carry fluid-either water or other fluid, such as an antifreeze solution. The tubes attach to a black absorber plate. As heat builds up in the collector, it heats the fluid passing through the tubes. The hot water or liquid goes to a storage tank. Flat plate solar water heaters made by foreign manufacturers typically can provide a household with 70-100 liters of hot water at 40-60oC per day all year round. However, the anti-freeze technology for the flat plate has not been fully developed in the PRC. Our flat plate solar hot water heaters, and to our knowledge, other flat plate solar hot water heaters that are currently produced by other manufacturers in the PRC, can be used only during the spring, summer and fall seasons. Our sales of this product comprise approximately 5% of our total solar hot water heater sales.

      3. Building Integrated System. A growing number of our products are being used in complete building integrated solar heating systems, which integrate our solar hot water heating systems directly into the construction of new commercial office buildings and industrial developments.


Boilers and Space Heating Products

      Our boilers, furnaces and stove heating products are coal-fired, small scale units for residential space heating and cooking. We manufacture more than 80 types of boilers, furnaces, space heating and stove cooking products. Separated by functions and usage, our boilers, furnaces and stove heating products can be divided into three types: 1) combined cooking and space heating model, comprising approximately 65% of our sales of boilers and space heating products, 2) combined shower and space heating model, comprising approximately 15% of our sales of boiler and space heating products, and 3) multifunctional shower, cooking and space heating model, comprising approximately 20% of our sales of boilers and space heating products.


New Product Pipeline

      To capitalize on the growing new construction market in the PRC, we have established a department seeking to expand our existing product lines building integrated solar heating systems for multi-family, commercial and industrial settings. Our integrated solar heating systems combine our solar hot water and space heating systems during new construction of commercial buildings and industrial developments. Additionally, the following products are currently in the product planning and developing stage:

>> Photovoltaic powered water heaters. Photovoltaic technology (PV) is a technology that converts the sun's energy into electricity. Photovoltaic modules or panels are made of semiconductors that allow sunlight to be converted directly into electricity. These modules can provide customers with a safe, reliable, maintenance-free and environmentally friendly source of power for a very long time. This system consists of a photovoltaic array connected to several resistive heating elements within a water storage tank. The PV array produces electrical power during periods of solar irradiation and this power is immediately dissipated in the resistive elements. We believe that severe electricity shortages for the PRC's grid-connected residents, the complete absence of grid electricity for millions of others, and the poor prospect of improvement by incremental central station capacity and grid development in the near future, together with the PRC's abundant solar energy resource, combine to make conditions favorable for adding photovoltaic powered water heaters to our existing solar hot water heater product lines. We project that our photovoltaic powered water heaters will be ready for sale in 2007.

>> Pressurized evacuated heat pipe solar water heaters. This product under development will be an improvement to our existing evacuated heat pipe solar water heaters. We believe this product will solve the problem of unstable water temperature by using two separate pipelines for upstream and downstream water. We currently believe that we can commence sales of this product in 2006.

>> Smokeless coal-fired boilers. This product will not produce smoke and is environmentally friendly. We currently believe that we can commence sales of this product in 2006.

>> Bio-materials burning furnaces. This type of furnace utilizes waste materials such as corn stalks, and dry hay. We currently believe that we can commence sales of this product in 2006.


RAW MATERIALS AND PRINCIPAL SUPPLIERS

      The primary raw materials for manufacturing Deli Solar (PRC)'s products are stainless steel plate, vacuum tubes, iron and regular steel plate. These raw materials are generally available and Deli Solar (PRC) has not experienced any raw material shortages in the past. Because of the general availability of these raw materials, we tend not to enter into long-term contracts or arrangements with most of our raw materials suppliers. We believe that this allows us the flexibility to evaluate numerous suppliers each year for quality and price and always have at least three suppliers that are approved for purchases for each raw material. However, this arrangement does not guarantee that necessary materials will continue to be procured at the prices or delivery terms currently available or acceptable to Deli Solar (PRC).

      During the past three years, we have purchased stainless steel plate primarily from Lingyi Co. in Shangdong. Our three principal suppliers of vacuum tubes are Shangdong Taian Co., Beijing Linuo Co. and Beijing Tianpu Co. Our principal supplier of steel and iron plate is the local Bazhou steel market, which consists of approximately 100 steel suppliers. We do not rely on any particular suppliers to provide other raw materials.

PRODUCTION PROCESSES

      Deli Solar (PRC) assembles or manufactures most of its products. Currently, we operate a factory in Bazhou, a city in the Hebei Province of the PRC near Beijing. Our senior manufacturing personnel include nine professional engineers and technicians, and seven manufacturing managers.

Manufacturing Process, Cost, and Capacity

      Currently, our production is accomplished primarily through the use of manual labor in order to take advantage of the available supply of relatively cheap labor in the Bazhou area. However, we plan to investigate automation of some of our production processes if our production reaches a volume where it would be cost effective to do so. Presently, we typicallycan fill our purchase orders within three days receipt of the order. For custom ordered products, the production lead time is longer.

      During manufacturing peak seasons for solar hot water heaters, which normally are the second and third calendar quarters of the year, we have at least approximately 300 workers working 3 shifts, 7 days per week. In addition to the approximately 160 permanent manufacturing workers we employ, we also contract for temporary workers to meet increased production requirements when necessary, normally during peak manufacturing seasons. We pay our production workers by the number of items produced. Because of the strategic location of our manufacturing facilities, we are able to take advantage of low cost labor in the Bazhou area, which we estimate to be approximately 40% lower than in the Beijing or Shanghai areas. We do not experience a great deal of worker turnover because there are relatively few manufacturing employment positions in the Bazhou area and we believe that we have achieved a high level of employee loyalty. Set forth below is certain information regarding our current manufacturing capacity:


                         Current Manufacturing Capacity

    ------------------------- ---------------------- ----------------------
                                      Daily            Annual Production
                                   Production         (Approximate Units)
                               (Approximate Units)
    ------------------------- ---------------------- ----------------------
         Solar Hot Water
             Heaters                   150                  40,000
    ------------------------- ---------------------- ----------------------
        Boilers and Space
         Heating Products              100                  26,000
    ------------------------- ---------------------- ----------------------


Quality Control

      Our manufacturing processes follow strict guidelines and standard operating procedures that are compliant with ISO 14000. Our products are routinely tested as are individual aspects of our production. We are in the process of applying for ISO 14000 certification.

      Because of our stringent quality control system, most of our products are certified by governmental quality control testing centers, such as the Hebei Province New Energy Products and Projects Quality Control and Testing Center, and the Beijing Technology Supervisory Bureau. Our solar water heaters were awarded the "Consumer Trustworthy Product Award" by Hebei Province Consumers Organization. We also received an endorsement of "recommended product" for our regular evacuated tubular solar water heaters from the China Rural Areas Energy Industry Association. The following table sets forth the brands of our products that are certified by the Beijing Technology Supervisory Bureau to meet the National Industry Standard NY-T 343-1998, which is the standard to test solar hot water heaters' thermal power:

----------------------- ---------------------------- --------------------------
Brands                  Products                     Model Numbers
----------------------- ---------------------------- --------------------------
Deli Solar Brand        Solar Water Heaters          DLYG-12/75
----------------------- ---------------------------- --------------------------
Ailiyang Brand          Solar Water Heaters          ALY-12/75
----------------------- ---------------------------- --------------------------
Dudeli Brand            Solar Water Heaters          DDL-12/75
----------------------- ---------------------------- --------------------------
Deyu Brand              Solar Water Heaters          DY-12/75
----------------------- ---------------------------- --------------------------

Original Equipment Manufacturer (OEM) Arrangement

      As set forth above, our sales peak season normally occurs in the second and third calendar quarters of the year for solar hot water heaters and the third and fourth calendar quarters of the year for boilers and space heating products. During the sales peak seasons, when our production capacity falls short of the market demand, we assemble and manufacture products through an Original Equipment Manufacturer ("OEM") arrangement. Under an OEM arrangement, we contract with other manufacturers to manufacture products and authorize these manufacturers to put our brand names or trademarks on these products. We achieve quality control over products manufactured under the OEM arrangement by sending at least two technicians on site to supervise the production and test the products.

      Manufacturing through OEM arrangements comprises approximately 30% to 40% of our total sales during the peak season. The OEM manufacturers typically receive approximately 1% of the gross sales from the products they manufacture for us. Most of the OEM manufacturers we select are located near areas where products are required, thereby minimizing transportation costs.

SEASONALITY OF BUSINESS

      Our sales have seasonal patterns due to the fact that our products largely rely on solar energy, which tends to vary season from season. We enjoy heavy sales of solar hot water products in the spring because solar hot water heaters have the best performance during the summer when the solar energy is abundant. Heavy sales of coal boilers occur in the fall when customers prepare for the winter by purchasing the product for space heating. Sales volume tends to be lower during the period from January through March.


DEMAND FOR OUR PRODUCTS

      The majority of the demand for our products is from residential households in the PRC, particularly in rural areas. Presently, we sell our products primarily to the rural areas of the North-East and Central-North areas of the PRC. The Central-North area includes the provinces of Hebei, Henan, Shangdong, Shan'xi, Anhui, and the municipalities of Beijing and Tianjing. The North-East area includes the provinces of Heilongjiang, Harbin, and Liaoning. These provinces and municipalities are all located in the geographic areas in the PRC where there is prolonged sunny and dry weather.

      Historically, the PRC's rural households have used primitive means of generating hot water and space heating, including hearths and fireplaces. Typically, the source of energy for these primitive systems has been the combustion of bio-materials, or local agricultural wastes, and/or kerosene. As the PRC's rural populations develop additional discretionary income, modern hot water and space heating have become a priority for spending. We believe the rural residential market has additional growth potential because it is a relatively new market where we have found relatively less competition.

THE PRC SOLAR HOT WATER AND SPACE HEATING MARKET

The PRC's Economic Growth, Energy Shortage and Renewable Energy Policy

      The PRC has recently been experiencing rapid economic growth which has fueled a massive demand for coal, oil and gas. Accordingly, the PRC is depleting its coal deposits and its oil reserves, and imports of coal and oil have increased. Additionally, the PRC's burgeoning demand for energy and increasing consumption of fossil fuels is also causing serious environmental problems.

      The PRC's leaders have recognized that accelerating the country's transition to efficient and renewable energy would ease shortages and environmental concerns. In fact, the new China Renewable Energy Promotion Act was passed in February, 2005 by the National People's Congress, the PRC's parliament. The Act aims to promote the use of renewable energy as an alternative to more highly polluting fuels, in the hope that this sector's share of total energy supplies will rise from a currently negligible amount. The Act will become effective on January 1, 2006.

Urban and Rural Market Segmentation for Hot Water and Space Heating Systems in China

      The market for hot water and space heating systems in the PRC has shown recent and substantial growth. Many households in the PRC, particularly rural households, still do not enjoy modern hot water and heating facilities.

      Only 71.5% of urban households have modern hot water systems, according to research conducted by the China Hardware Products Association and the China Information Center in 2002. Only now have some of these households started to earn the disposable income required to purchase these basic necessities. A survey on urban households conducted by the State Department Development Research Center-Market Economy Research Institute indicated that 47% of the PRC's households will purchase or replace their hot water heaters and space heaters in the next five years. If even a small percentage of these households purchase solar hot water heaters at an average price of approximately 3,000 RMB ($362.00), there is a potentially large market for solar hot water heater sales.

      We believe that there is good potential for sales growth in ural areas as well. There is little infrastructure in place in the rural areas of the PRC to deliver other energy solutions that are available as more conventional options in other countries. The natural gas or propane infrastructures that represent two of the most common energy sources in the United States, for example, are not well developed in the rural areas of the PRC, even in small to medium sized cities.

      In addition, while electric energy is available in the more urban areas of the PRC than ever before, it is much less available in rural areas. Approximately 60% of rural communities that are grid-connected experience serious shortages of electricity. Large portions of the PRC's rural areas are not electrified or connected to the electric grid. Eleven counties containing approximately 70 million of the PRC's rural population have no electricity at all, according to PRC National Renewable Energy Laboratories. Also, the cost of electricity is high in many rural areas, making it impractical for hot water and space heating purposes.

      We believe that in most provinces of the PRC, solar-generated hot water for domestic supply is the most available and economical solution. Compared with electricity, natural gas or propane, we believe that solar hot water is more available, lower in cost and more suitable to rural household needs. The following table sets forth the cost comparison among solar hot water heaters, gas heaters and electric heaters for a period of 15 years and we believe that the total costs of solar hot water heaters compare favorably with electric and gas heaters.

Cost Economics of Solar Hot Water Heaters

 --------------------------------------- ------------ ------------ -------------
               (in $USD)                    Solar     Gas Heater     Electric
                                           Heater                     Heater
 --------------------------------------- ------------ ------------ -------------
 Initial Equipment Cost                     $241         $120           $72
 --------------------------------------- ------------ ------------ -------------
 Engineering Life (Years)                 15 years      6 years       5 years
 --------------------------------------- ------------ ------------ -------------
 Subtotal for Equipment Cost (15 years)     $241         $283          $216
 --------------------------------------- ------------ ------------ -------------
 Annual Additional Energy Cost               $0           $98           $81
 --------------------------------------- ------------ ------------ -------------
 Subtotal for Additional Energy Cost         $0         $1,470        $1,215
 (15 years)
 --------------------------------------- ------------ ------------ -------------
 Total Operating Cost (15 years)            $241        $1,753        $1,431
 ======================================= ============ ============ =============

Solar Hot Water Industry

      The PRC solar hot water industry is a relatively new, but fast growing industry. It has been experiencing an annual growth of approximately 30% since 1999, and is projected by the Solar Energy Usage Commission of the PRC Rural Energy Industry Association and the PRC Renewable Energy Industries Association to grow at a 27.36% annual rate until 2015, as set forth below in terms of square meters of systems installed:


Aggregate Solar Hot Water Industry Sales

          --------------------------- ----------------------------
                                             Annual Sales
          --------------------------- ----------------------------
                    1999 A                  5.0 million m(2)
          --------------------------- ----------------------------
                    2000 A                  6.0 million m(2)
          --------------------------- ----------------------------
                    2001 A                  8.0 million m(2)
          --------------------------- ----------------------------
                    2002 A                 10.0 million m(2)
          --------------------------- ----------------------------
                    2003 A                 12.0 million m(2)
          --------------------------- ----------------------------
                    2004 F                 16.2 million m(2)
          --------------------------- ----------------------------
                    2015 F                232.0 million m(2)
          --------------------------- ----------------------------

      Source: China Solar Hot Water Industries Development and Research Report (2001-2003), jointly published by the PRC Rural Energy Industry Association and the PRC Renewable Energy Industries Association.

      Along with the rapid annual growth, solar hot water heaters have become one of the three major hot water sources (the other two major hot water sources are gas-fired heaters and electric heaters) for PRC households. Because of the PRC's recent growth in the solar hot water heater industry, the PRC has become the world's largest producer and consumer of solar hot water heaters.

Boiler and Space Heating Industry

      The PRC space heating industry is not new, but the modern systems that we sell are new for our customers. While many rural PRC households have considered hot water a luxury, cooking and space heating are basic necessities. While every PRC rural home and suburban residence has some form of heat generating facility for cooking and heating, these facilities generally are extremely primitive and usually consist of hearths and bio-materials burning stoves. These facilities tend to be dirty, unsafe and difficult to handle with respect to fuel. They also tend to be extremely inefficient.

      With many rural households earning more disposable income, many PRC households are modernizing their cooking and space heating facilities. Coal-fired boilers for space heating and cooking are one of the principal means for PRC households to modernize these systems.

MARKETING, SALES AND SALES CONTRACTS

      We believe that our success relies, to a large degree, on our distribution network, brand recognition, responsive after-sales support, and product warranties. To facilitate the distribution of solar hot water heaters and space heating products between the Northern and Southern part of China, we have constructed a distribution center to provide facilities for the exhibition, distribution and sales of our products and other manufacturers' products. Please see the section entitled "Description of Property" in this prospectus for further information about our distribution center.

Our Marketing Strategies

      We are seeking to grow and expand our business by the following strategies:

      |X|   focus on rural market segment.

      |X|   extensive and targeted advertising.

      |X|   multi-brand strategy.

      |X|   a larger distribution and agency network.

      |X|   warranties and after-sales services support.

      Our focus on rural market segment

      We market our products to both the urban and the rural markets in the PRC. While most solar hot water manufacturers focus on the urban market, we have always focused on the rural market. The PRC's rural market is about eight times larger than the urban market. Further, because there is no reliable conventional energy delivery infrastructure in the rural areas, and solar power is a sustainable and economic alternative energy, our rural customers regard purchasing a hot water heater as a long term investment in a durable good and a purchase item with priority, more so than urban customers.

      We have eight years of experience in dealing with rural marketing and sales agents. Our marketing and sales team works with our independent sales agents to educate our ultimate customers, disseminating information on our product's economics, comparative cost advantages with electricity and gas water heaters, and other product information. We have also received a great deal of feedback from rural customers and have designed our products and marketing to meet their needs and concerns.

      Our Advertising

      Based on advertising effectiveness studies in the PRC, we believe that large scale advertising on television and other mass media can have a significant impact on rural residential purchase decisions. Accordingly, we spent over $278,000, or over 4% of sales, on advertising in 2003. In 2004, we spent over $249,000, or over 2.7% of sales, on advertising. We intend to increase our advertising coverage over the next two years.

      Our Multi-Brand Strategy

      In order to position our products in different tiers of markets, we have utilized a multi-brand approach. Our solar hot water brands include: "Ailiyang", "DeYu" and "Deli Solar"; our space heating brands include "De Yu" and "Du Deli". Each of these brands targets a different type of customer. We classify the brand names of the solar hot heaters into three types: Premium, Standard, and Economy, and space heating products into two types: Premium and Standard. Below are the brand names and classifications of our products:

      Solar Hot Water Heater Series

  --------------------------- -----------------------------------------------
  Our Brand Name              Our Classifications of Solar Products
  --------------------------- -----------------------------------------------
  Deli Solar                  Premium
  --------------------------- -----------------------------------------------
  DeYu                        Standard
  --------------------------- -----------------------------------------------
  Ailiyang                    Economy
  --------------------------- -----------------------------------------------

      Space Heating Series

  ------------------------ --------------------------------------------------
  Our Brand Name           Our Classification of Space Heating Products
  ------------------------ --------------------------------------------------
  Du Deli                  Premium
  ------------------------ --------------------------------------------------
  DeYu                     Standard
  ------------------------ --------------------------------------------------

      Our objectives in this multi-brand strategy are as follows:

      |X| We intend to position different product offerings targeting different tiers of the same geographical market.

      |X| We intend to eliminate agency dominance in a regional market by granting non-exclusive agency to more than one distributor in a region, but each distributor will be assigned only one specified brand of our products.

      |X| We intend to crate competition among agents by having multiple distributors in a region selling our products, although each distributor is selling a different brand.

      |X| We intend to increase market share via the multi-tier approach. Depending on the market potential, we tend to divide our sales regions at the local municipal city level so that each of our sales regions covers only a small geographic area. Our smaller geographic sales area, plus our "one distributor one brand in a sales region" policy, ensures each of our products' presence in such an area. Through these strategies, we have created a multi-tier approach to penetrate the market and gain market share.

      Our brand logos are the following:

[LOGO]  [LOGO]  [LOGO]

      Our distribution and agency network


      The PRC is a geographically vast country and the market for our products covers many regions. To penetrate this market effectively, we have built up a market-penetration system, especially in the less-developed rural areas of the PRC. We manufacture or assemble our products, and sell them to distributors, or wholesalers, located in major cities or provincial hubs, and these wholesalers sell our products to a network of retailers, or dealers, in outlying areas. Sometimes when the dealers are closer to our warehouse, we also sell directly to dealers to simplify the payment process and save transportation costs. Because these dealers are usually developed by the wholesalers, each direct sale to a dealer will be recorded under the account of the wholesaler who developed the business relationship with that particular dealer. Our ultimate customers purchase their products from either wholesalers or dealers, each of which also installs the systems.


               Distribution Channel for Solar Water Heater Systems


                                    -------------
                                    Distributors/
                  ----------------> Wholesalers   -------------
                  |                 -------------             |
                  |                      |                    |
                  |                      |                    |
              ------------               V                    V
              Deli Solar             ----------             -----
              (PRC)        --------> Retailers/ ---------->  End-
              Manufacturer            Dealers               Users
              ------------           ----------             -----

      Our sales network system includes approximately 515 distributors and wholesalers and approximately 2,000 local electronic retailers covering 27 provinces in China, with a focus on the northern PRC area, north-eastern PRC area, and the Beijing and Tianjing metropolitan area. The northern PRC area includes Hebei Province, Henan Province, Shangdong Province, Shanxi Province, and An'hui Province. The north-eastern PRC area includes Liaoning Province, Harbin Province, and Heilongjiang Province. Sales to the areas where we focus our efforts consist of approximately 70% of our total sales revenues. We believe that this channel allows us to have an efficient network in the PRC dedicated to servicing rural communities. Because of our comprehensive distribution network, we do not rely on any particular agent or distributor for our sales. In the past five years of our operation, no single agent or distributor has generated more than 5% of our total annual sales.

      We also have a Marketing Department consisting of 56 sales persons who provide customer feedback to the management team and market information to our product development team.

      We believe we are able to attract a large number of distributors, sales agents, and retailers for the following reasons:

      1. We produce both solar hot water heaters and boilers, while the majority of manufacturers in the PRC normally produce only one single type of product. The sales of solar hot water heaters and boilers both have seasonality. Generally, solar hot water heaters are in high demand in the spring and the sales peak season for boilers is in the fall. Therefore, the combined production of solar hot water heaters and boilers allows us to provide the distributors, wholesalers and retailers with products for sales throughout the year.

      2. We carefully select our distributors and provide various supports to them. Our contracts with our wholesalers and distributors normally have a three- to five-year term. While most of our agency and distributor contracts are non-exclusive, we are seeking some exclusive distribution relationships with strong distributors. We require new sales agents to deposit a significant amount of cash as a down payment towards the purchase of our systems. We consider the following factors in our selection of a new distributor or wholesaler:

      |X|   Local solar energy status and market potential

      |X|   Local competition

      |X|   Sales and market potential of the coverage area

      |X|   Presence of alternatives, gas or electric

      |X|   Credibility of the candidate

      For each candidate we select, we enter into an agency contract with it. Under the contract we provide warranty cards, product testing certificates, product brochures, and other promotional materials. In addition, we help them to design store logos and show rooms, provide them with uniforms, and assist them to make a marketing plan.

      3. We have established a horizontal distribution structure. Unlike most of our competitors' vertical distribution structure under which a provincial distributor will deal with the subordinated municipal and county level distributors, we have designed and implemented a horizontal distribution structure under which we eliminate the different layers at the provincial, municipal and county levels and we deal with all distributors directly. We believe this horizontal structure streamlines the efficiency of our distribution network, shortens the time for products to get to market and provides better coverage of our geographical markets. This horizontal distribution structure also reduces distribution costs and provides for immediate feedback from our markets and customers to our management.

      We believe the horizontal distribution structure is a significant competitive advantage for Deli in successfully penetrating the rural market. Currently, 50% of our products are delivered directly to customers via only one layer of agency organization, compared to 20% in 2001. We believe that 70% of our products will move through one layer of agency organization in the future.

      Our warranties and after sales services

      We provide a three-year standard warranty to all of the products we manufacture. Under this standard warranty program, we provide free repair and exchange of component parts in the first year following the purchase, and we charge for repair and maintenance labor costs but provide free exchange of component parts in the second and third years following the purchase. Thereafter, end users pay for any repair and maintenance services, as well as exchange of component parts.

      Currently, our after-sales services under the warranty program are performed on our behalf by our sales agents and distributors, to which we usually provide a 1%-2% discount towards the purchase price they pay for our products. When a person becomes our new sales agent or distributor, we normally require a deposit of fund from 5,000 RMB to 20,000 RMB, depending on the sales area covered by this agent. We believe this deposit fund will to certain extent ensure our sales agents and distributors to perform the necessary after-sales services under the warranty program. In the past history of our operations, less than 1% of our products sold every year experienced warranty claims. However, there is no assurance that our sales agents and distributors will perform the required warranty services after receiving the purchase discount, and the deposit fund will be sufficient to cover all the remaining warranty claims against the products sold by an agent if he fails to provide the warranty services.

      We plan to establish a service network in parallel with our extensive sales and distribution network within the next two years or so by separating our sales agents' and distributors' sales function from the after-sales services function. We believe that a separate service network will allow our sales agents and distributors to focus on sales. Additional benefits to us from a service network are the ability to receive customer and product feedback on a constant basis. We can use this information to continuously adjust our production plans, product designs, inventory control and marketing and sales strategies.


COMPETITION

      The solar hot water market in the PRC is highly fragmented. According to statistics from the Chinese Energy Research Association, there are currently over 3,500 solar hot water heater manufacturers producing products under more than 3,000 brands. The top 51 companies have, on average, over 10 million RMB in sales (approximately $1.2 million), with the top ten companies together controlling 17% of the domestic market.

      The largest manufacturer is Huangming Solar Water Heaters Co., Ltd., which has 5% of the total market. The second and third largest companies are Tsinghua Sunshine Solar Water Heaters Co., Ltd. and Huayang Solar Water Heaters Co., Ltd., which each have 3% of the market in the PRC.


  Ranking of Solar Hot Water Companies by Market Share Based on Revenue in 2003


------------------ --------- ----------------- ------------------ -------------
      Company       Ranking     Market Share    Type of Ownership  Profitable
------------------ --------- ----------------- ------------------ -------------
Huangming             1             5%          Government-owned       No
------------------ --------- ----------------- ------------------ -------------
Tsinghua Sunshine     2             3%          Government-owned       No
------------------ --------- ----------------- ------------------ -------------
Huayang               3             3%          Government-owned       No
------------------ --------- ----------------- ------------------ -------------
Deli Solar (PRC)      19          0.4%          Privately-owned       Yes
------------------ --------- ----------------- ------------------ -------------
Top 10 Companies                   17%
------------------ --------- ----------------- ------------------ -------------

Source: Chinese Energy Research Association

      In 2003, we were ranked 19th among PRC Solar Hot Water Heater manufacturers in the PRC in terms of revenue, with a market share of 0.4%. However, we believe that we are the only solar hot water company in the PRC that has been consistently profitable. In 2004, we generated approximately U.S.$9.38 million sales, making us one of the leaders in the industry. We believe our success lies on our quality control, brand recognition strategy, comprehensive distribution network, and most importantly, the fact that we are not government owned.

      The majority of our competitors are government owned, that is, they are owned and controlled by PRC governmental entities, usually at the local or municipal level. In the late 1970's, the PRC government developed businesses as a means to employ residents and generate cash flow, generally in that order of priority. While these businesses served a useful purpose, they generally were inefficient and unprofitable, and many that have not already been privatized remain so today.

      In the 1990's, China authorized the ownership of businesses by private individuals, shareholders and other non-governmental entities for the first time. Today these privately-owned enterprises tend to outperform their government owned counterparts.


RESEARCH AND DEVELOPMENT ACTIVITIES

      Our research and development ("R&D") expenses have historically consisted of approximately 1% to 2% of our annual sales revenues. Most of these expenses were incurred in designing and manufacturing new products. In 2004, we successfully developed 18 new products, as compared to 11 new products in 2003. Our other R&D activities are primarily initiated by our end users' specific request on new function or improvement on our products. For this type of product improvements, the customers who initiate the specific request normally bear the cost of the R&D.

      Currently, we have a 5-person research and development team. Our R & D team includes two senior engineers: Yunjun Luo, who is also the chairman of Beijing Solar Industry Association, and Fangzhou Hao, who is also the chairman of the Chinese Economic Boiler Association.


INTELLECTUAL PROPERTY

      Trademarks. Deli Solar (PRC) is the holder of the following PRC trademarks:

--------------------------  ------------------------------------------  ------------------  -----------------------
Trademark                   Authorized Scope                            Valid Term          Certificate Number
--------------------------  ------------------------------------------  ------------------  -----------------------
Deli Solar                  Boiler (Space Heating Utility); Solar Hot   03/14/2003 to       1978396
                            Water  Utility;  Solar Stove and  Solar     03/13/2013
                            Energy Collection Heater
--------------------------  ------------------------------------------  ------------------  -----------------------
Du Deli                     Same as above                               01/28/2003 to       1978532
                                                                        01/27/2013
--------------------------  ------------------------------------------  ------------------  -----------------------
De Yu                       Solar Energy Collection Heat and Boiler     07/28/1998 to       1195609
                            (Not machine accessory)                     07/27/2008
--------------------------  ------------------------------------------  ------------------  -----------------------
Aili Solar (to replace      Registration is pending
our brand "Ailiyang")
--------------------------  ------------------------------------------  ------------------  -----------------------

      Our trademark registrations were issued by the Trademark Offices of the State Administration of Industry and Commerce in the PRC. The PRC Trademark law, adopted in 1982 and revised in 2001, protects registered trademarks. A registered trademark is protected for a term of ten years, renewable for consecutive ten-year terms, so long as the registrant continues to use the mark and submits an application for renewal to the PRC Trademark Offices within six months prior to the expiration of the precedent term.

      Our mark "Ailiyang" is not a registered trademark. We are in the process of applying for the registration of the mark of "Aili Solar". Once the mark "Aili Solar" is registered, we plan to use it for products manufactured under the current brand "Ailiyang." The registration application is in the name checking stage and we anticipate the entire registration process will take about 12 to 18 months to complete under the PRC trademark law.

      Patents. Currently, we do not have any patents on any of our products.

      Domain names. We own and operate a website under the internet domain name http://www.deli-group.com. Our other internet domain names www.delisolar.com and will direct to the deli-group.com website. We are currently in the process of updating our websites. The information contained in our websites does not form part of this prospectus.

GOVERNMENT REGULATION

      Manufacture and sale of solar hot water heaters do not require any permit or approval from the government or self regulatory professional associations. However, we must obtain a production approval from the Quality and Technology Supervisory and Control Bureau at the provincial level in order to produce our boilers and space heating products. Other than that, Deli Solar (PRC) does not face any significant government regulation of its business or production and does not require any government permits or approvals to conduct its business, except for those required of all corporations in the PRC.

COMPLIANCE WITH ENVIRONMENTAL LAWS

      To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, that requires our operation to comply with the PRC environmental laws.

EMPLOYEES

      We, through Deli Solar (PRC), currently have approximately 268 employees of whom approximately 160 are permanent manufacturing workers, 11 are senior management, 5 are R&D personnel, 20 are managerial, administrative, finance and accounting staff, 9 are engineers and technicians engaged in engineering, consulting and training service, 56 are engaged in sales and marketing, and 7 are engaged in manufacturing and other operational activities.

      Deli Solar (PRC) requires each employee to enter into a standard employment agreement with a one-year term. The standard employment agreement contains a confidentiality clause and a covenant-not-to-compete clause, under which an employee must keep confidential all manufacturing technology including drawings and other technology materials, sales and financial information, and trade secrets obtained through his or her employment with us. Breach of this confidentiality clause will result in termination of employment. Further, each employee may not compete against us for a certain period of time following the termination of employment with us. We purchase group workers' compensation insurance on behalf of our workers, and the premium is deducted from each employee's paycheck.

PRODUCT DELIVERY AND RISK OF LOSS ISSUES

      Depending on our sales agents' and distributors' preferences, delivery of our products can be arranged by the agents and distributors, or can be arranged by us. In the latter case, we deliver our products primarily through trucks, supplemented with trains and cargo ships. According to the delivery terms in Deli Solar (PRC)'s standard agency contract, the sales agents of Deli Solar
(PRC) pay for the transportation cost. Although the agency contract has not specifically provided for the issue of risk of loss, our customary practice is that sales agents will bear the risk of loss in shipment and purchase shipping insurance at their cost.

      We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and Deli Solar (PRC) has never experienced significant failures of its products, there can be no assurance that Deli Solar (PRC) would not face liability in the event of the failure of any of its products. We plan to purchase property insurance to cover our manufacturing plants, equipment and office buildings.

                             DESCRIPTION OF PROPERTY

      All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right." The following are the details regarding the land use rights for two pieces of land that we use in our business which are owned by us or are transferred to us. The land use rights owned by Deli Du, our CEO, President and a director, has been transferred to us in October 2005 for a price of RMB 20,000. We plan to change the ownership certificate for this piece of land and once that change is made, the registered owner for this land will be Deli Solar
(PRC).

------------------  -------------  -------------  -------------  -----------------------  -------------  --------------------
Registered Owner     Location &     Usage and        Square      Construction/building    Term of use      Transfer price
                     Deed Number      Nature         meters           on the land            right
------------------  -------------  -------------  -------------  -----------------------  -------------  --------------------
Deli Solar (PRC)    Bazhou,        Industrial     10,244.05      Plant, warehouses,       50 years       RMB 750,000 was
                    Ningnan        Transferred    Sq. M;         accessories room,        (from March    paid to the
                    Village;       Land                          convention hall          25, 1998 to    Langfang Municipal
                    #98060026                                                             March 25,      Land
                                                                                          2048           Administration
                                                                                                         Bureau, plus
                                                                                                         annual land use
                                                                                                         fee of RMB 5122
------------------  -------------  -------------  -------------  -----------------------  -------------  --------------------
Mr. Deli Du (who    Eighty         Office         816 Sq. M;     Office building,         50 years       RMB 20,000 was
has transferred     kilometers     space for                     accessories room         (from June     paid to the
the land use        from Bazhou    Deli Solar                                             11, 2001 to    Langfang Municipal
right to the        Jinbao Road    (PRC)                                                  June 3, 2051   Land
Company)            North;         Granted Land                                                          Administration
                    #20010700405                                                                         Bureau
------------------  -------------  -------------  -------------  -----------------------  -------------  --------------------
Total                                             11,060.0
                                                   5 Sq.M
------------------  -------------  -------------  -------------  -----------------------  -------------  --------------------

      In addition to the above land use rights utilized by us, on May 1, 2003, Deli Solar (PRC) entered into a lease with Bazhou County Credit Union Lianshe Branch ("Credit Union"), under which we leased a parcel of land for 20 years at an annual rent of RMB 70,000 for the first year and subsequently at an annual rate of RMB 120,000 (the "Leased Land"). Upon the expiration of the initial lease term and if the Credit Union decides not to take back the land for self use, we have the right of first refusal to renew the lease. The size of the land is approximately 19,140 square meters. However, there is no assurance that this piece of land will be available for lease and we can continue to use this land after the first lease term.

      We have constructed a distribution center on the Leased Land. The distribution center is to be used for show rooms and retail stores for solar related products and space heating products. We have retained a majority of the building's usable space for our business. We are also seeking to lease part of the building to persons and entities whose businesses are related to ours such as sales agents, distributors, accessory parts dealers, and after-sales service agents.

      Deli Solar (PRC) also leases an executive office at 68 An'li Road, Chaoyang District, Beijing, at a monthly rental of RMB 6,800.


                             SELECTED FINANCIAL DATA

      The following table presents selected financial data for Deli Solar (PRC) for the previous two fiscal years ended December 31, 2003 and 2004 and for the Company on a consolidated basis for the six months ended June 30, 2005 and 2004. We derived the selected financial data set forth below from Deli Solar (PRC)'s audited statements of operations for the two fiscal years ended December 31, 2003 and 2004 and audited balance sheets as at December 31, 2003 and 2004, and the Company's consolidated unaudited statements of operations for the 6 months ended June 30, 2005 and June 30, 2004 and consolidated unaudited balance sheet as at June 30, 2005, each of which is included in this prospectus. You should read the following summary financial data in conjunction with the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                             For the Fiscal Year ended    For the Six-Months ended
                                    December 31,                 June 30,
                             -----------------------   -----------------------------
                                2004         2003           2005           2004
                                                        (unaudited)     (unaudited)
                             -----------  ----------   -------------   -------------
Gross revenues               $9,380,246   $6,011,870   $   5,824,938   $   4,061,530

Income from operations       $2,090,891   $  660,315   $     402,561   $     908,356

Net income                   $2,137,025   $  602,245   $     388,848   $     900,945

Total assets                 $5,157,812   $2,934,155   $   9,780,292             N/A

Total liabilities            $  887,612   $  645,183   $     230,875             N/A

      Deli Solar (PRC)'s audited financial statements for the fiscal years ended December 31, 2004 and 2003, together with the report of independent certified public accountants thereon and the notes thereto, and the Company's unaudited interim financial statements for the six-months ended June 30, 2005, including the notes thereto, are presented beginning at page F-1.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of the consolidated financial condition and results of operations should be read with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

      We were incorporated as a Nevada company on March 21, 1983. The Company's former name was "Meditech Pharmaceuticals, Inc." Meditech was a drug development company, focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. On March 31, 2005, we completed a strategic reorganization with Deli Solar Holding Ltd., a corporation organized in the British Virgin Islands under the International Business Companies Act ("Deli Solar (BVI)"), which is a holding company for Deli Solar (PRC), a Chinese operating company in the solar and renewable energy business. In connection with the reorganization, we transferred all the pharmaceutical research and development business to East West Distributors, Inc. ("East West"), a wholly-owned subsidiary of Meditech formed on December 13, 2004 under Nevada law, and we have distributed pro rata all outstanding shares of East West to our shareholders as of the record date of February 17, 2005 through a spin off.

      Following the completion of the acquisition of Deli Solar (BVI), our sole business consists of designing, manufacturing and selling systems to produce hot water and space heating through Deli Solar (PRC), our indirectly wholly-owed operating subsidiary. Deli Solar (PRC) was founded in 1997. Its main products are solar hot water heaters and space heating and cooking products including coal-fired residential boilers. It also sells accessories, component parts, and provides after-sales maintenance and repair services.

      Meditech had a fiscal year ending May 31. On August 2, 2005, our Board of Directors resolved to change our fiscal year end to December 31. Therefore, the financial statements in this prospectus reflect the operating results of Deli Solar (PRC) for the fiscal years ended December 31, 2004 and 2003, respectively, and for the six months ended June 30, 2005 and 2004, respectively.


RESULTS OF OPERATIONS

Fiscal Years Ended December 31, 2004 and December 31, 2003.

Sales and Gross Profit

      Sales revenues increased to approximately $ 9.38 million for the year ended December 31, 2004 as compared to approximately $ 6.01 million for the prior year, an increase of approximately $ 3.37 million or 56%. Our revenues increased during the period as a result of continuing sales and marketing campaigns along with an increase in production. Our average selling prices remained relatively stable during these periods.

      During the fiscal year ended December 31, 2004, we hired more salespeople and expanded our sales territories. In addition, during the fiscal year ended December 31, 2004, average PRC household incomes continued to rise in rural areas and smaller cities which we believe contributed to increased demand for our products.

      Of our $ 9.38 million in sales for the fiscal year ended December 31, 2004, $ 5.7 million was derived from sales of solar hot water heaters, an approximate 50% increase over the prior year. Approximately $0.5 million in sales were represented by coal fired boilers for the fiscal year ended December 31, 2004, an approximate 70% increase over the prior year.

      Gross profit for the fiscal year ended December 31, 2004 was approximately $2.7 million, or 29% of revenues, as compared to gross profit of approximately $
1.2 million or 20% of revenues for the prior year. The increase in gross profit resulted primarily from both increase in sales of premium brand solar water heaters and cost controls implemented in production and raw material purchasing. The increase in premium brand sales resulted from our increased penetration into more medium-sized cities in the northern PRC, where the average household income tends to be higher than in rural areas. For the fiscal year ended December 31, 2004, we sold approximately fifty-two thousand solar water heater products, of which approximately ten thousand were our premium brand, as compared to less than four thousand of the premium brand in the fiscal year ended December 31, 2003.

      We did not have any material concentration of sales to any particular distributor, wholesaler or other entity during the fiscal years ended December 31, 2004 or 2003.

Cost of Sales

      Cost of sales increased to approximately $6.63 million for the fiscal year ended December 31, 2004, or approximately 71% of sales, from approximately $4.78 million, or approximately 80% of sales, in the prior year. The increase in cost of sales was primarily due to increased production driven by increased sales and higher market demand. The decrease in cost of sales as a percentage of sales reflects increasing margins from the sale of higher end brands. In addition, management continues to focus on cost control of raw materials. There are numerous raw material suppliers available to us and the market for the raw materials we use is competitive.

Operating Expenses

      Operating expenses increased to $655,519 for the fiscal year ended December 31, 2004 as compared to approximately $567,566 for the prior year, an increase of $87,953 or about 15 %.

      Among the increase of operating expenses, other selling expenses increased to approximately $86,217 from approximately $11,648 for the prior year, an increase of approximately $74,569, or 640% due to increased sales and our expanded marketing efforts. Selling expenses other than advertising consisted primarily of transportation expenses, agency administration expenses, after-sales service, such as expenses for installation, repairs and replacements. We had 268 employees and 515 independent selling agents engaged in sales and marketing as of December 31, 2004, as compared to 168 and 328, respectively, as of December 31, 2003.

      General and administrative expenses were approximately $118,739 for the fiscal year ended December 31, 2004, or approximately 1.3% of revenues, compared to approximately $82,354, or approximately 1.4% of revenues, for the fiscal year ended December 31, 2003. Despite increased sales and production, general and administrative expenses remained manageable relative to revenues. Most of the increase in general and administrative expenses was spent on recruiting and training qualified sales personnel. We anticipate that our general and administrative expenses in the future will be higher due to additional expenses to be incurred as a result of our status as a reporting company.

Income from Operations

      Operating income totaled approximately $2.09 million for the fiscal year ended December 31, 2004 as compared to operating income of approximately $0.66 million for the year ended December 31, 2003, an increase of approximately $
1.43 million or 217 %.

      As a percentage of revenues, operating income was approximately 22% in 2004 as compared to approximately 11 % for the prior year. The increase in operating income as a percentage of revenues was substantially due to the increase in gross profit and the controlling of costs.

Income Taxes

      The Company did not carry on any business or maintain any branch office in the United States during the year ended December 31, 2004 or the year ended December 31, 2003. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

      Normally at the national level, a PRC company is subject to enterprise income tax at the rate of 33%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. PRC companies are also subject to local taxes. However, the governments at the provincial, municipal and local levels can provide many tax incentives and abatements based on a number of programs at each level. To spur local economy and encourage certain industries, the Bazhou municipal government provides preferential tax treatments to certain high-tech entities or entities meet the asset and registered capital requirements. Although the Bazhou municipal government did not provide the formal list of these entities, Deli Solar (PRC) is allowed to pay a fixed tax assessment to the local government in return for an exemption from other taxes. Each year the local tax bureau provides Deli Solar (PRC) with a fixed number representing the tax Deli Solar
(PRC) is to remit, which is usually lower than the taxes that would otherwise be payable. Deli Solar (PRC) has been paying a fixed tax amount in this manner since its formation in 1997.

      The amount of taxes paid by Deli Solar (PRC) for the fiscal years ended December 31, 2004 and 2003 are included in the financial statements under general and administrative expenses and were $7,990 and $6,295 respectively.

Net Income

      Net income increased to approximately $2.1 million in the fiscal year ended December 31, 2004, or approximately 254% from approximately $0.60 million in the fiscal year ended December 31, 2003, primarily due to increased sales.

Liquidity and Capital Resources

      Since Deli Solar (PRC)'s inception, it has financed its operations and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit, capital from its shareholders and related parties and outside sources. Deli Solar (PRC) extends unsecured trade credit to sales agents and distributors according to their credit status and their sales potential in the sales periods, however, most new agents and small agents do not receive any credit from us.

      As of December 31, 2004, Deli Solar (PRC) had a short-term credit facility from local banks in the PRC with an outstanding balance of $533,213. Each of them is a revolving loan with various maturity dates in 2005 with annual interest rates between 6% and 8%.

      We incurred approximately $56,000 in interest expense from bank loans in the fiscal year ended December 31, 2004, as compared to $63,000 in 2003. Most of these interest expenses were capitalized and included in construction in progress.

      We believe that we have sufficient capital from our recent private placement and our operations to support our current operations over the next 12 months.

Accounts Receivable

      The increase in net trade accounts receivable from December 31, 2003 to December 31, 2004 from $208,797 to $216,055 is primarily attributable to the increase of sales in 2004.

Prepaid Expenses

      Prepaid expenses were approximately $353,044 in 2004 as compared to $29,180 in 2003, an increase of approximately $323,864. The increase was primarily due to advance payment to suppliers to purchase raw materials. Such payment in advance allowed us to receive competitive prices and guaranteed supplies of raw materials.

Inventory

      Inventories consisted of the following as at December 31, 2004 and December 31, 2003:


                                           December 31, 2004   December 31, 2003
                                           -----------------   -----------------
Raw materials                                         38,148             166,753
Consumables                                           14,394                  --
Finished goods                                       246,456             193,987
                                           -----------------   -----------------
     Totals                                          298,998             360,740

      Inventories of raw materials declined during the fiscal year ended December 31, 2004 due to increased production and demand for our products. Inventories of finished goods increased during the same period to allow us to meet increased production and demand.

Accounts Payable

      Accounts payable, including trade accounts payable, other payable and accrued expenses, decreased slightly from $349,827 as of December 31, 2003 to $341,951 as of December 31, 2004. Most of these accounts are payable within one year. There is no interest expense on these accounts. Accounts payable consists primarily of accrued expenses.

Cash

      Cash and cash equivalents increased from $1.1 million as of December 31, 2003 to $1.2 at December 31, 2004. Cash and cash equivalents remained relatively stable from 2003 to 2004, despite the increase in our net profits for the fiscal year ended December 31, 2004. This is because we spent $1,421,332 on construction of a new building intended for use as a warehouse and for additional operating capacity.

Six Months Ended June 30, 2005 and June 30, 2004

Sales and Gross Profit

      Sales revenues for the six months ended June 30, 2005 were approximately $5.8 million compared to approximately $4.1 million for the six months ended June 30, 2004, an increase of approximately $1.7 million or 43%. The increase in sales revenue resulted primarily from Deli Solar (PRC)'s increase in sales volume and number of distributors.

      Gross profit for the six months ended June 30, 2005 was $1,373,045, an increase of $188,304, or approximately 16%, from $1,184,741 for the six months ended June 30, 2004. The increase in gross profit was primarily due to increased sales.

      We did not have a substantial concentration of sales during the 6 month periods ended June 30, 2005 or June 30, 2004, respectively.

Cost of Sales

      Cost of sales increased to approximately $4.5 million for the six months ended June 30, 2005, or approximately 55% from approximately $2.9 million in the same period of prior year. The increase was primarily proportioned to the increase in sales as compared to the six months ended June 30, 2004.

Operating Expenses

      Operating expenses increased to $ 0.97 million for the six months ended June 30, 2005 as compared to approximately $ 0.28 million for the same period in the prior year, an increase of $0.69 million or about 251%. The increase was primarily due to the substantial increase in general and administrative expenses, advertising and other selling expenses associated with increased sales.

      Among the increase of operating expenses, advertising expense increased to approximately $265,000 from $82,000 for the same period in the prior year, an increase of approximately $182,000, or 221%. The increase in advertising expense was a result of additional advertising campaigns to increase product awareness, branding and sales.

      Other selling expenses increased to approximately $78,000 from approximately $39,000 for the first six month period in the prior year, an increase of approximately $39,000, or approximately 100%. Other selling expenses consisted primarily of transportation expenses, agency administration expenses, after sales services, such as expenses for installation, repairs and replacements. The increase in other selling expenses was due to the increase of sales volume and addition of new distributors.

      General and administrative expenses were approximately $532,000 for the six months ended June 30, 2005, or approximately 9.13% of revenues, compared to approximately $65,000, or approximately 1.6% of revenues, for the six months ended June 30, 2004. The increase in general and administrative expenses resulted primarily from increases in professional fees incurred in connection with the Reverse Merger and the private placement financing simultaneously closed with the Reverse Merger in March, 2005 and thereafter, to maintain our standing as a reporting company. Compensation of newly hired senior management personnel and newly appointed directors also contributed to the increase.

Income from Operations

      Income from Operations decreased to approximately $403,000 in the first six months ended June 30, 2005, or approximately 55.7% from approximately $908,000 in the same period of 2004, primarily due to the substantial increase in general and administrative expenses as described above.

Income Taxes

      The Company did not carry on any business or maintain any branch office in the United States during the six months ended June 30, 2005 or the six months ended June 30, 2004. Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of the Company has been made.

      Currently, the Company has recorded no income taxes and no deferred taxes because it pays a fixed tax as assessed, and annually adjusted, by the State Administration of Taxation of Bazhou and Bazhou Local Taxation Bureau, which is recorded in our financial statements under general and administrative expenses.

      In addition, pursuant to the relevant laws and regulations in the PRC, Deli Solar (PRC), as a wholly foreign owned enterprise ("WFOE") in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year, after loss carry-forwards from the previous five years have been recovered. Because Deli Solar (PRC) was transformed into a WFOE in March 2005, it is currently in the two-year 100% exemption from income taxes until March 2007, it is entitled to 50% relief from the PRC enterprise income tax for the following years of its operation from 2007 until 2010. However, we have not yet received any notice or confirmation as to Deli Solar (PRC)'s tax status. The company currently is still paying its fixed tax as assessed every month, although the amount is nominal.

Net Income

      Net income decreased to approximately $389,000 in the six months ended June 30, 2005, or approximately 56.8% from approximately $901,000 in the six months ended June 30, 2004, primarily due to increases in professional fees in maintaining the Company as a US public reporting company.

Liquidity and Capital Resources

      We successfully raised a total of $6 million from a private placement transaction concurrent with the Reverse Merger in March 2005. We are using these monies to increase our advertising and marketing, as well as to increase our production capacity and facilities.

      During the six months ended June 30, 2005, we discontinued the practice of extending trade credit to sales agents and distributors.

      As of June 30, 2005, Deli Solar (PRC) had the following short term loans outstanding with the following terms:

            Lender and Terms                        Amount Due
            -------------------------------         ----------
            Bazhou Municipal Credit Union           $100,000
            From May 1, 2005 to May 1, 2006

Accounts Receivable

      During the six months ended June 30, 2005, accounts receivable increased from $216,000 to $436,000, primarily due to increased sales.

Inventory

      Inventories as of June 30, 2005 increased to $365,000 from $300,000 at December 31, 2004 to accommodate increasing sales and demand for our products.

Accounts Payable

      Accounts payable, including trade accounts payable, related party payable and other payable, decreased from $129,000 as of December 31, 2004 to $125,000 as of June 30, 2005, a slight change since December 31, 2004.

Cash

      Cash and cash equivalents increased from $1,191,000 at December 31, 2004 to $4,927,000 at June 30, 2005, primarily as a result of a private placement which resulted in $4,384,922 in net cash providing by financing activities in March, 2005. Cash was offset by operations and also decreased during the six months ended June 30, 2005 due to net cash used in investing activities of $240,000 for investment in a new building and production facility and net cash used in operating activities of $324,000 representing an advance payment for raw materials.

Critical Accounting Policies

      Management's discussion and analysis of its financial condition and results of operations are based upon the Company's consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The Company's financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 3 to the Company's consolidated financial statements, "Summary of Significant Accounting Policies". Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following reflect the more critical accounting policies that currently affect the Company's financial condition and results of operations:

Revenue recognition

      Product sales are recognized when the products are delivered to and inspected by customers and title has passed. The Company offers a limited three-year warranty program on its products. Under this warranty program, repair and replacement of defective component parts are free of any charge during the first year following the purchase. In the second and third year, customers must pay for the purchase of the replacement parts, but not for repair services. The Company also allows its sales agents and distributors to return any defective product for exchange or repair.

      Sales revenue represents the invoiced value of goods, net of a VAT. All of the Company's products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing its finished products.

Property, Plant and Equipment

      Building, plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded utilizing the straight-line method over the estimated original useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales.

      Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2004, the Company expects these assets to be fully recoverable.

Bad debts

      The Company's business operations are conducted in the People's Republic of China. The Company extends unsecured credit to its relatively large customers with good credit history. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. The allowances for doubtful accounts were $88,600 as of December 31, 2004 and $85,002 as of December 31, 2003.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of October 21, 2005, certain information with respect to the beneficial ownership of our common stock, our only shares of voting securities, by (i) any person or group with more than 5% of the common stock, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                                                                          Beneficial
                                                                          Ownership
                                                                        of Common Stock
                                                                  ----------------------------

Name and                                         Relationship      Number
Address of                                       With                of
Beneficial Owner                                 Company           Shares        Percentage (a)
----------------                                 -----------      -----------    --------------
Shareholders of 5% or More
Lake Street Fund L.P.
C/o Wedbush Morgan Securities
Attn: Carmen Rivera
Clearance Dept
1000 Wilshire Blvd.
Los Angeles, CA 90017                            Stockholder      514,280(1)         7.72%

Lagunitas Partners L.P.
C/o Gruber McBaine
50 Osgood Place
San Francisco, CA 94133                          Stockholder      340,000(1)         5.24%

Lynk Capital Partners Limited
Attn: David Moy
Tung Chai Building, Rm 1001
86-90 Wellington Street
Central, Hong Kong                               Stockholder      481,440(1)         7.27%

MidSouth Investor Fund L.P.
C/o Heidtke & Company, Inc.
201 4th Avenue North, Suite 1950
Nashville, TN 37219                              Stockholder      342,860(1)         5.28%

Yousu Lin
c/o Deli Solar Energy Heating Co., Ltd.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, PRC 100101          Stockholder      240,000(2)          3.9%(2)

Yunchun Wang
c/o Deli Solar Energy Heating Co., Ltd.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, PRC 100101          Stockholder      320,000(2)         5.21%(2)

Qian Wang
c/o Deli Solar Energy Heating Co., Ltd.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, PRC 100101          Stockholder      240,000(2)          3.9%(2)


Directors and Officers
Deli Du (3)                                      Stockholder,
c/o Deli Solar Energy Heating Co., Ltd.          President, CEO
68 An Li Road, C3 Sunshine Plaza, Suite 1303     & a Director
Chao Yang District, Beijing, PRC 100101                           3,202,886(2)     52.12%(2)

John D. Kuhns                                    Stockholder,
The Farm House                                   Chairman, and
558 Lime Rock Road                               a Director
Lakeville, CT 06039                                                  75,851(4)       1.22%

Kelly Chow
c/o The Farm House
558 Lime Rock Road
Lakeville, CT 06039                              Director                 0             0

Yunjun Luo
c/o Deli Solar Energy Heating Co., Ltd.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, PRC 100101          Director                 0             0

Ravinder Soin
c/o Deli Solar Energy Heating Co., Ltd.
68 An Li Road, C3 Sunshine Plaza, Suite 1303
Chao Yang District, Beijing, PRC 100101          Director                 0             0

Officers and Directors as a group                                 4,078,737         66.36%
                                                                  -----------      ------------

      (a) As of October 21, 2005 we had 6,145,277 outstanding shares. In determining the percent of common stock owned by a Selling Stockholder on October 21, 2005, (a) the numerator is the number of shares of common stock beneficially owned by such Selling Stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the warrants held by such Selling Stockholder, and (b) the denominator is the sum of
            (i) the total 6,145,277 shares outstanding on October 21, 2005, and
            (ii) the total number of shares underlying the warrants, which each of the Selling Stockholders has the right to acquire within 60 days upon the exercise of its warrants.

      (1) Includes shares that may be acquired upon exercise of warrants. Each warrant entitles the holder to purchase 10 shares of our common stock (increased from the original 8 shares to 10 shares in August
            2005) at the exercise price of $3.85 per share at any time within the five year period commencing March 31, 2005.

      (2) On March 31, 2005, Messrs. Yousu Lin, Yunchun Wang, Qian Wang and Deli Du acting in concert, acquired beneficial ownership of a total of 4,002,886 shares of the Company's Common Stock. For purpose of
            Section 13(d)(3) of the Exchange Act, they may be considered collectively as a "group", and thus each the beneficial owner of the entire 4,002,886 shares. The percentage of ownership of the group as a whole is 65.14%. All of the shares owned by Yousu Lin, Yunchun Wang, and Qian Wang, and most of the shares owned by Deli Du, totaling 4,000,000 shares, are subject to a 12-month lock up agreement, commencing from March 31, 2005.

      (3) As a closing condition to the unit purchase agreement under which the seventeen Selling Stockholders identified as Accredited Investors subscribed their shares from the Company in the private placement transaction closed on March 31, 2005, Mr. Du agreed to place 10% of his equity interest in the Company (approximately 320,289 shares) into escrow for the benefit of the Accredited Investors in the event we fail to attain specified levels of net income.

      (4) Includes 20,763 warrants to Mr. Kuhns and 52,907 warrants to Kuhns Bros. & Co., Inc., each warrant entitles the holder to purchase one share of the Company's Common Stock at $3.85 per share at any time within the ten-year period commencing from March 31, 2005. Mr. Kuhns, one of our Directors, is the Chairman and 45% shareholder of Kuhns Brothers, Inc., which is the holding company for its 100% subsidiaries, Kuhns Bros. & Co., Inc. and Kuhns Brothers Securities Corporation. The shares held by Mr. Kuhns and the shares issuable to Mr. Kuhns upon the exercise of his warrants are subject to a one-year lock up agreement commencing from March 31, 2005.

      Except for the disclosure made above, the Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company's shares of Common Stock.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following are our officers and directors. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the United States upon them or to enforce judgments against them obtained from the United States courts.

Name                              Position                     Age
---------------------    ------------------------------   --------------

John D. Kuhns            Director, Chairman.                   55
Deli Du                  President and CEO and Director        40
Jianmin Li               Treasurer and CFO                     36
Jing Wang                Secretary                             36
Kelly Chow               Director                              46
Yunjun Luo               Director                              69
Ravinder Soin            Director                              52

      Mr. John D. Kuhns was appointed a director and chairman of the Company on March 31, 2005. He has been a 45% shareholder, a director and chairman of Kuhns Brothers, Inc., a holding company founded in 1987 for its 100% subsidiary, Kuhns Bros. & Co., Inc., an investment banking firm specializing in providing financing for power technology ventures, and, more recently, manufacturing operations within the PRC. Additionally, Kuhns Brothers, Inc. owns 100% of Kuhns Brothers Securities Corporation, a broker dealer, registered with the Securities and Exchange Commission, in which Mr. Kuhns is the Chairman. Since 2002 Mr. Kuhns has been a director and chairman of Distributed Power, Inc., a public company that owns electric generating projects. Mr. Kuhns is also a director of China Sciences Conservational Power Limited, a company listed on the Hong Kong Stock Exchange. Neither of the foregoing Kuhns companies, nor Distributed Power, Inc. or China Sciences Conservational Power Limited are affiliated with the Company. Mr. Kuhns holds a bachelors degree in sociology and fine arts from Georgetown University, a master's degree in fine arts from the University of Chicago and an MBA degree from the Harvard Business School.

      Mr. Deli Du was appointed as a director, president and chief executive officer of the Company on March 31, 2005. Mr. Du was the founder of Bazhou Deli Solar Energy Heating Co. Ltd. (PRC) in 1997 and during the past five (5) years had been its controlling equity holder, chairman and chief executive officer. Since June, 2004 he has also been a director and manager of Deli Solar Holding Ltd. (BVI). Deli Solar Holding Ltd. (BVI) is now our wholly-owned subsidiary, and, in turn, owns all the equity of Bazhou Deli Solar Energy Heating Co., Ltd.
(PRC). Mr. Du is a standing member of the China Solar Energy Utilization Association, the China Efficiency Boiler Association and the Beijing New Energy and Renewable Energy Union.

      Mr. Jianmin Li was appointed our treasurer and chief financial officer on March 31, 2005. Prior thereto, commencing October, 2001, he had been the senior finance manager for Tianjin Exist Food Co. Ltd., one of the largest distributors of fast food consumer goods in the Province of Tianjin, PRC. Mr. Li holds a bachelor's degree in economics from the Business College of Beijing Forestry University (1991) and has completed the MBA program at Katholicke University Leuven Vlerick Management School in Belgium (2001).

      Ms. Jing Wang was appointed our secretary in May, 2005. She is the corporate officer in charge of our compliance with U.S. securities laws and regulations. Ms. Wang holds a bachelor's degree in architecture from the Beijing Jiao Tong University, a master's degree in real estate finance from the University of New South Wales (Australia), a post graduate degree in commerce from the Chinese Academy of Social Sciences, with English studies at ACCL in Sydney, Australia. From March, 2002 to February, 2005 she was with Northcroft (Australia) Pty., Ltd., a company engaged in project, cost and risk management analysis, in which she held the position of business development manager.

      Mr. Kelly Chow was appointed as a director of the Company in June, 2005. Mr. Chow holds a Bachelor of Arts degree from the University of Toronto. From 1996 until May, 2005 he was associated with the investment banking firm of Merrill Lynch, Pierce, Fenner & Smith and most currently held the office of vice president. While at Merrill Lynch he was engaged primarily in investments and asset management. Presently Mr. Chow is an independent investor and consultant specializing in U.S.-Chinese business and corporate financial affairs.

      Mr. Yunjun Luo was appointed to be a director of the Company in June, 2005. He holds a bachelor's degree in pyrology from the Southeast University
(PRC) with further studies and research within the PRC at The Academy of Social Sciences (structural mechanics), the Commission of Science, Techno and Industry for National Defense (space satellites) and the Beijing Solar Energy Research Institute (solar heaters). For over five (5) years he has been associated with the Beijing New Energy and Renewable Energy Association, holding the positions of director and vice professor. He is presently a director and chief consultant to Beijing Ailiyang Solar Energy Technology Co., Ltd.

      Mr. Ravinder Soin was appointed as a director of the Company in June, 2005. Mr. Soin holds chemical engineering degrees from the following institutions in India: B.S. from Punjab University, M.E. from Biria Institute of Technology & Science (affiliated with Massachusetts Institute of Technology), Ph. D. from MS University. From 1992 to 2003 he was employed by BP Solar Pty Ltd., an Australian corporation engaged in development and exploitation of solar photovoltaic equipment, where he held the position of director of business development. From 2003 to the present he has been associated as a director of AUS Renewable Energy Ltd., an Australian corporation engaged in the renewable energy business. Neither of these companies is an affiliate of ours. Mr. Soin is currently a member of the Institution of Engineers (Australia), the Australian and New Zealand Solar Energy Society and the Australian China Business Council.

      None of Messrs. Du, Luo, Chow or Soin is a member of any boards of directors of companies with securities registered with the SEC. They, together with Mr. Kuhns, each will be paid a fee at the annual rate of $20,000 to act in his capacity as a director. Except as set forth above, all directors hold office until the next annual meeting of the shareholders of the Company, and until their successors have been elected, or appointed and qualified. Our officers serve at the discretion of the Board of Directors.

      The following are the officers and directors of Deli Solar (PRC):

Name               Positions                  Age
----               ---------                  ---

Deli Du            Chairman and Director      40
Yunjun Luo         Director                   69
Hao Dong           CEO                        30
Xueling Wu         Controller                 24

      Mr. Hao Dong was appointed as the chief executive officer of Deli Solar
(PRC) in January, 2005. He has been working for Deli Solar (PRC) since 1997, holding positions in the technology department (from 1997 to 1999), manufacturing department (from 1999 to 2004) and sales department. Mr. Dong graduated from Bazhou City Technical College in 1995 and worked as technical staff for Bazhou City Hua Xin Construction Co., Ltd. before joining Deli Solar
(PRC). Mr. Dong is an assistant engineer on mechanics, a certification recognized by the Technology Department Bazhou Municipal Government.

      Ms. Xueling Wu was appointed as controller of Deli Solar (PRC) in January, 2005. Prior to that, Ms. Wu had worked for Deli Solar (PRC) since 2001 as a staff accountant, inventory controller and sales person. She graduated from Hebei Provincial Fisheries College.

FAMILY RELATIONSHIPS

      There are no family relationships among our directors or officers.

AUDIT COMMITTEE FINANCIAL EXPERT

      Our full Board of Directors currently serves as our audit committee. The Board of Directors does not currently have an audit committee "financial expert" as defined under Rule 401(e) of Regulation S-B because we only recently consummated the transaction with Deli Solar (BVI) and the Board of Directors is in the process of searching for a suitable candidate for this Board position.

                             EXECUTIVE COMPENSATION

            The following is a summary of the compensation we paid to our CEO for the three years ended December 31, 2004, 2003, and 2002, respectively. Our other two most highly compensated officers were employed in 2005.


                          ANNUAL COMPENSATION                                      LONG TERM COMPENSATION
                          -------------------                                      ----------------------
                                                                                Awards                Payouts
                                                                                ------                -------
                                                                Other     Restricted Securities
                                                                Annual      Stock    Underlying                All
                              Year                             Compen-      Awards    Options/      LTIP      Other
    Name       Position      Ended     Salary($)   Bonus($)   sation($)       $         SARS      Payouts  Compensation
    ----       ---------     -----     ---------   --------   ---------   ---------     ----      -------  ------------
Deli Du (1)       CEO      12/31/2004   $1,451        0           0           0           0          0          0

                           12/31/2003   $1,451        0           0           0           0          0          0
                           12/31/2002   $1,451        0           0           0           0          0          0

Jianmin Li(2)    CFO       12/31/2004        0        0           0           0           0          0          0
                           12/31/2003        0        0           0           0           0          0          0
                           12/31/2002        0        0           0           0           0          0          0

Jing Wang(3)   Secretary   12/31/2004        0                    0           0           0          0          0
                           12/31/2003        0        0           0           0           0          0          0
                           12/31/2002        0        0           0           0           0          0          0

      (1)   Mr. Du received this annual compensation of $1,451 from Deli Solar
            (PRC) for his services as CEO of the company. Mr. Du is presently paid a salary at the annual rate of $80,000.

      (2) Starting from March 2005, Mr. Li receives a salary from the Company at the annual rate of $20,000.

      (3) Starting from May 2005, Ms. Wang received a salary at the annual rate of $30,000.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Under an engagement agreement, Kuhns Brothers, Inc. through its 100% subsidiaries, Kuhns Brothers Securities Corporation, and Kuhns Bros. & Co. Inc., rendered investment banking and financing services to Deli Solar (PRC), during the six (6) month period ended June 30, 2005. Kuhns Brothers, Inc. is 45% owned by John D. Kuhns, the Chairman of our Board of Directors. In return for these investment banking and financing services rendered by Kuhns Brothers, Inc., we paid it $150,000 and a financing fee of $574,802, plus 121,342 shares of our common stock, along with warrants to purchase 171,429 shares of our common stock at $3.85 per share at any time prior to March 30, 2015. Under the engagement agreement, Kuhns Brothers, Inc. will also be entitled to a fee equals to 9% of the proceeds from exercise of the warrants held by the seventeen Accredited Investors. In addition we have entered into an agreement, dated April 1, 2005, with Kuhns Brothers, Inc. to render financial advisory and consulting services to the Company and its subsidiaries for the period ending December 31, 2005, for which Kuhns Brothers, Inc. is paid $10,000 per month commencing April 1, 2005.

      Pursuant to a Consultancy Agreement dated June, 2005 between Deli Solar
(PRC) and AUS Renewable Energy Ltd., a Hong Kong company controlled by our director, Ravinder Soin, Deli Solar (PRC) has retained Mr. Soin as its consultant to assist the Company to market its products and services to markets outside of PRC for an annual consulting fee of US$60,000, payable on a bimonthly basis. Under the agreement, we are obligated to reimburse Mr. Soin for certain travel and transportation expenses associated with the consulting services.

      We currently use Beijing Ailiyang Solar Energy Technology Co., Ltd. ("Ailiyang") as one of our distributors to market and sell our products. Ailiyang was formed on July 28, 1997 as a limited liability company in the PRC and is owned by Deli Du, one of our directors and our CEO and President, Xiufeng Liu, and Xiao'san Du (collectively, "Ailiyang Shareholders"). In 2003 and 2004, sales through Ailiyang were approximately $149,995, or 1.6%, and $33,888, or 0.56%, of our total sales, respectively. We do not have a formal distributorship agreement with Ailiyang and sales usually are made via purchase orders by Ailiyang. We sell our products to Ailiyang at the same price as we sell to other non-affiliated distributors, but we provide a longer time period to pay and a larger amount of trade credit to Ailiyang. As of June 30, 2005, sales payable from Ailiyang to Deli Solar (PRC) totaled $625,845.

      We entered into a stock purchase agreement, dated February 24, 2005, with the Ailiyang Shareholders pursuant to which we will purchase all of the stock of Ailiyang from all Ailiyang Shareholders for a total purchase price of RMB 500,000. The purchase is conditioned on the completion of the registration of the stock transfer with the local Commercial Bureau and change of business license with the local Administration of Industry and Commerce. The business registration change is in process. Upon the change of business registration is completed, we will make payment of the purchase price. Once we complete our purchase of Ailiyang, Ailiyang will become a wholly owned subsidiary of Deli Solar (PRC) and Ailiyang's sole business will be acting as a distributor for our products.

      Mr. Deli Du, our Director and CEO, borrowed from Deli Solar (PRC) $49,208 in 2003 and additional funds in 2004. As of 2004, the accumulative total amount of Mr. Du's borrowing was $406,498. The borrowings were reflected as part of our accounts receivable in the respective year. During the first fiscal quarter of 2005, Mr. Deli Du has repaid all of his borrowings from Deli Solar (PRC).

                              PLAN OF DISTRIBUTION

      The Selling Stockholders may sell the common stock directly or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals. Such sales may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers. The Selling Stockholders may distribute the common stock in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales through the facilities of the Over-the-Counter Bulletin Board (if a market maker successfully applies for inclusion of our common stock in such market) or other market;

      o transactions involving cross or block trades or otherwise on the open market;

      o purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o sales "at the market" to or through market makers or into an existing market for the common stock;

      o sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

      o any combination of the above, or by any other legally available means.

      In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

      The Selling Stockholders and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions). The Selling Stockholders and any broker dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, as amended, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We do not know of any arrangements between the Selling Stockholders and any broker, dealer, underwriter or agent relating to the sale or distribution of the shares being registered.

      We and the Selling Stockholders and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

      The Selling Stockholders may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

      We cannot assure you that the Selling Stockholders will sell any of their shares of common stock.

      In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholders may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

      We have agreed to indemnify the Selling Stockholders whose shares we are registering from all liability and losses resulting from any misrepresentations we make in connection with the registration statement.

                            DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of (i) 66,666,667 shares of common stock, par value $.001 per share, of which there are 6,145,255 shares issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.0001 per share, of which no shares have been designated or issued.

      The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and Bylaws, and by the applicable provisions of Nevada law.

Common Stock

      Every stockholder of record is entitled to one vote for each share on all matters to be voted on by the stockholders. Our charter documents do not provide for cumulative voting rights and thus, under the applicable Nevada corporate statute, holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore.

      Under the Nevada corporate statute NRS 78.265, stockholders in corporations organized before October 1, 1991 have a preemptive right to acquire unissued shares, unless such a preemptive right is denied by the articles of incorporation. However, a preemptive right does not exist to acquire shares if the shares upon issuance are registered pursuant to Section 12 of the Securities Exchange Act of 1934, which is the case for the Company. Thus, holders of the Company's common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the Company's common stock.

Preferred Stock

      The Company's Board of Directors is authorized under the Restated Articles of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions for the issuance of such stock, and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the Company's common stock with respect to dividend or liquidation rights.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

                      MARKET PRICE OF AND DIVIDENDS ON OUR
                            COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

      Our common stock was reported on NASDAQ through April 30, 1986, at which time it was delisted because of failure to meet the minimum capital, surplus and asset requirements of the NASD by-laws. Thereafter, our common stock was traded on the over-the-counter Bulletin Board under the trading symbol "MDPM.OB." After the completion of the Reverse Merger on March 31, 2005, we obtained the new symbol "DLSL.OB" under which our common stock is now traded. As of October 28, 2005, the last reported bid price for our common stock was $6.75 per share and the last reported asked price was $16.75 per share.

      The following table sets forth, for the quarters indicated, the closing prices of our common stock as reported by the NASD Over-the-Counter Bulletin Board, as adjusted for all previously effected stock splits. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

  Quarter Ended                  Closing Price
------------------               -------------
2003:
-----
    3/31/2003                      $0.11
    6/30/2003                      $0.08
    9/30/2003                      $0.05
   12/31/2003                      $0.03

2004:
-----
    3/31/2004                      $0.03
    6/30/2004                      $0.02
    9/30/2004                      $0.02
   12/31/2004                      $0.05

2005:
-----
    3/31/2005                      $1.95
    6/30/2005                      $2.75

      As of October 21, 2005, we had 6,145,277 shares of common stock issued and outstanding, and there were approximately 2498 holders of record of our outstanding shares.

Dividends

      The payment of dividends, if any, is to be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

      Dividends, if any, will be contingent upon the Company's revenues and earnings, capital requirements, financial conditions and the ability of Deli Solar (PRC) to obtain approval to get monies out of the PRC. The PRC's national currency, the Yuan, is not a freely convertible currency. Effective January 1, 1994, the PRC foreign exchange system underwent fundamental changes. This reform was stated to be in line with the PRC's commitment to establish a socialist market economy and to lay the foundation for making the Yuan convertible in the future. The currency reform is designed to turn the dual exchange rate system into a unified and managed floating exchange rate system.

      A China Foreign Exchange Trading Centre was formed in April, 1994 to provide an interbank foreign exchange trading market whose main function is to facilitate the matching of long and short term foreign exchange positions of the state-designated banks, and to provide clearing and settlement services. The People's Bank of China publishes the state managed exchange rate daily based on the daily average rate from the previous day's inter-bank trading market, after considering fluctuations in the international foreign exchange markets. Based on these floating exchange rates, the state-designated banks list their own exchange rates within permitted margins, and purchase or sell foreign exchange with their customers.

      The State Administration of Foreign Exchange of the PRC ("SAFE") administers foreign exchange dealings and requires that they be transacted through designated financial institutions. All Foreign Investment Enterprises ("FIEs") may buy and sell foreign currency from designated financial institutions in connection with current account transactions, including, but not limited to, profit repatriation. With respect to foreign exchange needed for capital account transactions, such as equity investments, all enterprises in the PRC (including FIEs) are required to seek approval of the SAFE to exchange Yuan into foreign currency. When applying for approval, such enterprises will be subject to review by the SAFE as to the source and nature of the Yuan funds.

      Pursuant to a public notice issued by SAFE on January 24, 2005, and a subsequent public notice issued by SAFE on April 8, 2005, acquisitions of PRC domestic companies by offshore companies established and controlled by PRC domestic residents are subject to examination, approval or verification by the central bureau of SAFE. In the case of the acquisition of Deli Solar (PRC) by Deli Solar (BVI), no such approval or verification was obtained. To our knowledge, the central bureau of SAFE has not approved or verified any transactions subject to the January 24 and April 8 SAFE notices, and has conducted no enforcement actions in connection therewith. However, there is a possibility that SAFE may choose to examine such transactions and conduct such enforcement actions in the future, which could include restricting PRC companies' ability to distribute profits to their offshore parent companies. If enforcement actions are conducted by SAFE, the penalties that may be assessed or the remedial measures that may be required in connection with such enforcement actions are uncertain, due to the absence of any provision for penalties or remedial measures in the January 24 and April 8 SAFE notices.

Equity Compensation Plan Information

      We do not have any equity compensation plans.

Transfer Agent

      Our stock transfer agent is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Sisco, TX 75034. Their telephone number is 469-633-0101, and their facsimile is 469-633-0088.

Penny Stock Regulations

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, if the price of which drops below $5.00 per share, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

      For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

                                LEGAL PROCEEDINGS

      We know of no material, active, pending or threatened proceeding against us, Deli Solar (BVI) or Deli Solar (PRC), nor are we involved as a plaintiff in any material proceeding or pending litigation. We also know of no proceedings in which any of our or our subsidiaries' directors, officers, or affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to our interests.

                                  LEGAL MATTERS

      Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

                                     EXPERTS

      Child, Sullivan & Company, independent certified public accountants, located at 1284 W. Flint Meadow Dr., Suite D, Kaysville, Utah, have audited our financial statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      No "expert" or "counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICAITON
                         FOR SECURITIES ACT LIABILITIES

      Our Bylaws provide that we will indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

      On August 11, 2003, we engaged MGB Partners, LLP and simultaneously dismissed Corbin & Company, LLP as our independent auditor. This change of our independent auditor was approved by our Board of Directors. Corbin & Company, LLP had not issued any opinion on our financial statements. We are unaware of any past disagreements between us and Corbin & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      In June, 2005, after the completion of the Reverse Merger, we engaged Child, Sullivan & Company, a professional corporation of Certified Public Accountants, as our principal independent accountant with the approval of our Board of Directors. Accordingly, we dismissed MGB Partners, LLP on the same date. The reason to change our principal independent accountant was based on the fact that our operating company, Deli Solar (PRC), and our subsidiary, Deli Solar (BVI), have been audited by Child, Sullivan & Company in the past and it was in our best interests to continue to retain such firm's services. In connection with the audit of our financial statements and in the subsequent interim period through the date of dismissal, there were no disagreements with MGB Partners, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of MGB Partners, LLP, would have caused MGB Partners, LLP to make reference to the subject matter of the disagreements in connection with their report.

                              FINANCIAL STATEMENTS

      Deli Solar (PRC)'s audited financial statements for the fiscal years ended December 31, 2004 and 2003, together with the report of independent certified public accountants thereon and the notes thereto, and the Company's unaudited interim financial statements for the six-months ended June 30, 2005, including the notes thereto, are presented beginning at page F-1.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement on Form SB-2, as amended, under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

      The registration statement and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

      You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                             Deli Solar (USA), Inc.

                   Unaudited Consolidated Financial Statements

                                      Index

I.    Consolidated Balance Sheet as of June 30, 2005

II. Consolidated Statements of Operations for the Six Months and Three Months Ended June 30, 2005 and 2004

III. Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004

IV.   Notes to Unaudited Consolidated Financial Statements

I. Consolidated Balance Sheet

          DELI SOLAR (USA), INC. Consolidated Balance Sheet (unaudited)

                                                       June 30, 2005
                                                       -------------
                   Assets
Current assets
    Cash and cash equivalents                          $   4,927,967
         Trade accounts receivable                           436,075
         Allowance for doubtful accounts                     (88,600)
                                                       -------------
    Net trade accounts receivable                            347,475
    Prepaid expenses                                         677,522
    Related party receivable                                 625,845
    Inventories                                              365,345
                                                       -------------
Total current assets                                       6,944,154

    Property, plant and equipment
         Buildings                                         1,575,401
         Machinery and equipment                              42,236
         Vehicles                                             68,851
         Computer equipment                                   11,035
         Office equipment                                      4,039
         Construction in progress                          1,206,636
                                                       -------------
    Total                                                  2,908,198
         Accumulated depreciation                           (139,404)
                                                       -------------
    Net property, plant and equipment                      2,768,794

    Prepaid land lease                                        67,344
                                                       -------------
Total other assets                                            67,344
                                                       -------------

Total assets                                           $   9,780,292
                                                       =============
      Liabilities and stockholders' equity
Current liabilities
    Trade accounts payable                                    77,472
    Other payables                                            47,208
    Accrued expenses                                           4,962
    Deposits                                                   4,615
    Short-term notes payable                                  96,618
                                                       -------------
Total current liabilities                                    230,875

Stockholders' equity
    Preferred stock: par value $.001;
      25,000,000 shares authorized, no shares
      issued and outstanding                                      --
    Common stock: par value $.001;
      66,666,667 shares authorized, 6,144,058
      shares issued and outstanding                            6,144
    Additional paid in capital                             5,705,481
    Retained earnings                                      3,837,792
                                                       -------------
Total stockholders' equity                                 9,549,417
                                                       -------------
Total Liabilities and stockholders' equity             $   9,780,292
                                                       =============

            See notes to unaudited consolidated financial statements.

II. Consolidated Statements of Operations

          DELI SOLAR (USA), INC. Consolidated Statements of Operations
                                  (unaudited)


                                       Six months ended      Six months ended     Three months ended    Three months ended
                                         June 30, 2005         June 30, 2004         June 30, 2005         June 30, 2004
                                      ------------------    ------------------    ------------------    ------------------
Sales revenues                        $        5,824,938    $        4,061,530    $        4,625,905    $        3,122,646

Cost of goods sold                             4,451,893             2,876,789             3,501,779             2,138,110
                                      ------------------    ------------------    ------------------    ------------------
Gross profit                                   1,373,045             1,184,741             1,124,126               984,536

Operating expenses
 Advertising                                     264,575                82,439               204,508                80,362
 Other selling expenses                           78,411                39,237                71,707                35,613
 Salaries and benefits                            79,822                75,450                50,856                63,124
 Depreciation                                     15,308                14,406                 8,013                 6,360
 Other general and administrative                532,368                64,853               503,933                16,339
                                      ------------------    ------------------    ------------------    ------------------
Total operating expenses                         970,484               276,385               839,017               201,798
                                      ------------------    ------------------    ------------------    ------------------

Net operating income                             402,561               908,356               285,109               782,738

Other income (expense)
 Interest income                                      --                    --                    --                    --
 Interest expense                                (13,713)                   --                (2,856)                   --
 Other                                                --                (7,411)                   --                (8,979)
                                      ------------------    ------------------    ------------------    ------------------

Total other income (expense)                     (13,713)               (7,411)               (2,856)               (8,979)
                                      ------------------    ------------------    ------------------    ------------------
Net income before taxes                          388,848               900,945               282,253               773,759

Taxes                                                 --                    --                    --                    --
                                      ------------------    ------------------    ------------------    ------------------

Net income                            $          388,848    $          900,945    $          282,253    $          773,759
                                      ==================    ==================    ==================    ==================
Basic earnings per share              $             0.07    $             0.20    $             0.05    $             0.17
                                      ==================    ==================    ==================    ==================
Denominator for basic EPS                      5,291,649             4,429,768             6,144,058             4,429,768
                                      ------------------    ------------------    ------------------    ------------------
Fully diluted earnings per share      $             0.06    $             0.20    $             0.04    $             0.17
                                      ==================    ==================    ==================    ==================
Denominator for diluted EPS                    6,067,341             4,429,768             7,686,919             4,429,768
                                      ------------------    ------------------    ------------------    ------------------

           See notes to unaudited consolidated financial statements.

III. Consolidated Statements of Cash Flow

          DELI SOLAR (USA), INC. Consolidated Statements of Cash Flows

                                                            Six months ended      Six months ended
                                                              June 30, 2005         June 30, 2004
                                                          -------------------    -------------------
Cash flows from operating activities:
  Net income                                              $           388,848    $           900,945
  Adjustments to reconcile net income to net cash
    provided by (used in) operations:
 Depreciation and amortization                                         15,308                 14,406
 Changes in operating liabilities and assets:
  Trade accounts receivable                                          (220,020)               (80,796)
  Prepaid expenses                                                   (324,478)              (215,822)
  Inventories                                                         (66,347)                (1,639)
  Other receivables                                                    18,116                (12,652)
  Prepaid land lease                                                      742                    742
  Trade accounts payable                                               29,501                  2,585
  Other payables                                                      (35,038)                89,303
  Accrued expenses                                                   (207,272)               (29,781)
  Deposits                                                             (7,833)                 6,947
                                                          -------------------    -------------------
 Net cash provided by (used in)operations                            (408,473)               674,238
Cash flows from investing activities;
          Purchases of property, plant and equipment                 (239,549)              (937,356)
                                                          -------------------    -------------------
 Net cash used in investing activities                               (239,549)              (937,356)
Cash flows from financing activities;
  Capital contribution received from shareholders                   5,184,630
  Related party receivables                                           136,387               (151,072)
  Payables to related party                                          (499,500)                    --
  Proceeds from short-term notes payable                             (436,595)               120,773
                                                          -------------------    -------------------
 Net cash provided by (used in) financing activities                4,384,922                (30,299)

 Increase (decrease) in cash and cash equivalents                   3,736,900               (293,417)
 Cash and cash equivalents, beginning of period                     1,191,067              1,109,110
 Cash and cash equivalents, end of period                 $         4,927,967    $           815,693
                                                          ===================    ===================
Supplement disclosures of cash flow information:
 Interest paid in cash                                    $            13,713    $            11,622
                                                          ===================    ===================


           See notes to unaudited consolidated financial statements.

I. Notes to Unaudited Consolidated Financial Statements

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS June 30, 2005

Note 1: Summary of Significant Accounting Policies

a) Revenue recognition
Revenue from the sale of goods is recognized on the transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title has passed. Interest income is recognized when earned, taking into account the principal amounts outstanding and the interest rates applicable. Sundry income includes compensations received from the State Bureau as incentive to relocate from the previous factory premises, profit from the sales of raw materials to third parties and write-offs of long outstanding trade payables.

b) Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Currently, the Company has recorded no income taxes and no deferred taxes because it pays a fixed tax as assessed, and annually adjusted, by the State Administration of Taxation of Bazhou and Bazhou Local Taxation Bureau. Therefore, there is no income tax, per se, and there are no temporary differences in assets or liabilities.

c) Foreign currencies:
The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at exchange rates of 8.28 for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. On July 21, 2005, China changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of China's government.

d) Use of estimates
The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Cash
Cash represents cash on hand and deposits held in financial institutions. For the purposes of the cash flow statements, cash cosists of cash on hand and deposits held on call with the banks.

f) Accounts receivable
Provision is made against accounts receivable to the extent that they are considered to be doubtful. Accounts receivable on the balance sheet are stated net of such provision. As of June 30, 2005, provision for doubtful accounts totaled $88,600.

g) Inventories
Inventories consist of raw materials, consumables and goods held for resale and are stated at the lower of cost or market value. Cost is calculated using the first in first out method and includes any overhead costs incurred in bringing the inventories to their present location and condition.

h) Fixed assets
Fixed assets are stated at cost less accumulated depreciation. The cost of an asset is comprised of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the statement of operations in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

When assets are sold or retired, their cost and accumulated depreciation are eliminated from the financial statements and any gain or loss resulting from their disposal is included in the statement of operations. Where the recoverable amount of an asset has declined below its carrying amount, the carrying amount is reduced to reflect the decline in value. Expected future cash flows have been discounted in determining the recoverable amount. There were no fixed assets impairments during the six months ended June 30, 2005.

i) Construction-in-progress
All facilities purchased for installation, self-made or subcontracted are accounted for under construction-in-progress. Construction-in-progress is recorded at acquisition cost, including cost of facilities, installation expenses and the interest capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets.

j) Related party transaction
Transactions with related parties can be substantiated by the Company as `arms length' transactions. Accounts receivable from related parties at June 30, 2005, was $625,845.

Note 2: Subsequent Events
On July 21, 2005, China changed its foreign currency exchange policy from a fixed RMB/USD exchange rate of 8.28 to 8.11. China will continue to adjust its exchange rate in the near future. Even though we have no direct import or export at present, we think this adjustment will influence our purchasing price of some of our raw materials. The change of China's foreign currency exchange rate will have influence on the performance of BaZhou Deli Solar Heating Company in China.

-

Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037            PHONE: (801) 927-1337  FAX: (801) 927-1344
------------------------------------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders
Bazhou Deli Solar Energy Heating Co., Ltd.

We have audited the accompanying balance sheet of Bazhou Deli Solar Energy Heating Co., Ltd. as of December 31, 2004 and the related statements of operations, changes in equity, and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bazhou Deli Solar Energy Heating Co., Ltd. as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company
Kaysville, Utah
March 22, 2005, except for Notes 2, 3 and 9, which are dated August 24, 2005

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                                 BALANCE SHEETS

                                                            December 31,
              Assets                                 2004               2003
                                                  -----------       -----------
 Current assets
 Cash and cash equivalents                        $ 1,191,067       $ 1,109,110
 Trade accounts receivable                            216,055           208,797
 Allowances for doubtful accounts                     (88,600)          (85,002)
                                                  -----------       -----------
 Net trade accounts receivable                        127,455           123,795
 Prepaid expenses                                     353,044            29,180
 Related party receivable                             556,493            83,096
 Inventories                                          298,998           360,740
                                                  -----------       -----------

 Total current assets                               2,527,057         1,705,921

 Property, plant and equipment
 Buildings                                          1,575,401           911,150
 Machinery and equipment                               42,236            41,716
 Vehicles                                              61,474            66,236
 Computer equipment                                     5,818             4,972
 Office equipment                                       3,512             3,512
 Construction in progress                             980,208           226,177
                                                  -----------       -----------
 Total                                              2,668,649         1,253,763
 Accumulated depreciation                            (124,096)          (95,100)
                                                  -----------       -----------
 Net property, plant and equipment                  2,544,553         1,158,663

 Other receivables                                     18,116                --
 Prepaid land lease                                    68,086            69,571
                                                  -----------       -----------
Total other assets                                     86,202            69,571
                                                  -----------       -----------

 Total assets                                     $ 5,157,812       $ 2,934,155
                                                  ===========       ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                                                                December 31,
              Liabilities and Equity                        2004           2003
                                                         ----------   ----------
Current liabilities
Trade accounts payable                                   $   47,971   $   39,342
Other payables                                               81,746       98,229
Accrued expenses                                            212,234      212,256
Deposits                                                     12,448        5,501
Short-term notes payable                                    533,213      289,855
                                                         ----------   ----------

Total current liabilities                                   887,612      645,183

Equity
Preferred stock: par value $.001; 25,000,000 shares
authorized, no shares issued and outstanding                     --           --
Common stock: par value $.001; 66,666,667 shares
authorized, 4,429,768 shares issued and outstanding           4,430        4,430
Additional paid in capital                                  816,826      816,826
Retained earnings                                         3,448,944    1,467,716
                                                         ----------   ----------

Total Equity                                              4,270,200    2,288,972
                                                         ----------   ----------

Total Liabilities and Equity                             $5,157,812   $2,934,155
                                                         ==========   ==========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                            STATEMENTS OF OPERATIONS
                                                             Year ended
                                                             December 31,
                                                        2004            2003
                                                    -----------     -----------

Sales revenues                                      $ 9,380,246     $ 6,011,870
Cost of goods sold                                    6,633,836       4,783,989
                                                    -----------     -----------

Gross profit                                          2,746,410       1,227,881

Operating expenses
Advertising                                             249,084         278,329
Other selling expenses                                   86,217          11,648
Salaries and benefits                                   170,008         168,181
Depreciation                                             31,471          27,054
Other general and administrative expenses               118,739          82,354
                                                    -----------     -----------
Total operating expenses                                655,519         567,566
                                                    -----------     -----------

Net operating income                                  2,090,891         660,315

Other income (expense)
Interest expense                                            (43)        (63,508)
Gain (loss) on asset disposal                            (3,971)          5,446
Other                                                    50,148              (8)
                                                    -----------     -----------
Total other income (expense)                             46,134         (58,070)
                                                    -----------     -----------

Net income before taxes                               2,137,025         602,245

Taxes                                                        --              --
                                                    -----------     -----------

Net income                                          $ 2,137,025     $   602,245
                                                    ===========     ===========

Basic and fully diluted earnings per share          $      0.48     $      0.14
                                                    ===========     ===========

Weighted average common shares outstanding            4,429,768       4,429,768
                                                    -----------     -----------

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                         STATEMENTS OF CHANGES IN EQUITY

                                   Common Stock            Additional      Retained       Total
                                 Shares        Amount    Paid in capital   Earnings       Equity
                               -----------   -----------   -----------   -----------    -----------
Balances at January 1, 2002      4,429,768   $     4,430   $   816,826   $   598,275    $ 1,419,531

Net income                              --            --            --       267,196        267,196
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2002     4,429,768         4,430       816,826       865,471      1,686,727

Net income                              --            --            --       602,245        602,245
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2003     4,429,768         4,430       816,826     1,467,716      2,288,972

Net income                       2,137,025     2,137,025
Dividends paid                          --            --            --      (155,797)      (155,797)
                               -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2004     4,429,768   $     4,430   $   816,826   $ 3,448,944    $ 4,270,200
                               ===========   ===========   ===========   ===========    ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

STATEMENTS OF CASH FLOWS

                                                                            Year ended
                                                                           December 31,
                                                                       2004           2003
                                                                   -----------    -----------
Cash flows from operating activities:
     Net income                                                    $ 2,137,025    $   602,245
     Adjustments to reconcile net income
       to net cash provided by operations:
         Depreciation and amortization                                  31,471         27,054
         Provision for allowance on accounts receivable                  3,598         29,501
         (Gain) Loss on disposal of fixed assets                         3,971         (5,446)
         Changes in operating liabilities and assets:
             Trade accounts receivable                                  (7,258)         9,889
             Prepaid expenses                                         (323,864)       (22,247)
             Inventories                                                61,742        (53,781)
             Other receivables                                         (18,116)            --
             Prepaid land lease                                          1,485          1,486
             Trade accounts payable                                      8,629       (157,777)
             Other payables                                            (16,483)        27,425
             Accrued expenses                                              (22)       114,525
             Deposits                                                    6,947           (756)
                                                                   -----------    -----------
     Net cash provided by operations                                 1,889,125        572,118

Cash flows from investing activities:
     Purchases of property, plant and equipment                     (1,421,332)      (306,655)
                                                                   -----------    -----------
             Net cash used in investing activities                  (1,421,332)      (306,655)

Cash flows from financing activities:
     Proceeds from short-term notes payable                            243,358         78,502
     Related party receivables                                        (473,397)        36,000
     Payment of dividends                                             (155,797)            --
                                                                   -----------    -----------
             Net cash provided by (used in) financing activities      (385,836)       114,502
                                                                   -----------    -----------

     Increase in cash and cash equivalents                              81,957        379,965

     Cash and cash equivalents, beginning of period                  1,109,110        729,145
                                                                   -----------    -----------
     Cash and cash equivalents, end of period                      $ 1,191,067    $ 1,109,110
                                                                   ===========    ===========

Supplemental disclosures of cash flow information:
     Interest paid in cash                                         $    56,006    $    74,333
                                                                   ===========    ===========

See notes to financial statements.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

1.   Nature of operations

Bazhou Deli Solar Energy Heating Co., Ltd. (the Company) was incorporated on August 19, 1997 under the laws of the People's Republic of China (the PRC). In the PRC, Ltd, or Limited, is equivalent to Inc, or Incorporated, in the United States (US).

The Company primarily manufactures and sells solar energy heaters, heating stoves, related accessories, and other solar energy products within the PRC.

2.   Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP. These statements have been retroactively restated to show the effects due to a reverse merger effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc. and a 1:6 reverse stock split that was effected on August 2, 2005 (see note 9).

3.   Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Cash deposits in banks are not insured by any government agency or entity.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. Management reviews past due accounts on a regular basis and determines collectibility based on a customer's current financial condition and recent payment history, and success in recent collection efforts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.

Inventories

Inventories consist of raw materials and low cost consumables for the construction of the Company's products, as well as finished goods. The inventories are valued at the lower of cost (first-in, first-out method) or market. Impairment and changes in market value are evaluated on a per item basis. If the cost of the inventory exceeds the market value evaluation based on total inventory, provisions are made for the difference between the cost and the market value. Provision for potential obsolete or slow moving inventory is made based on analysis of inventory levels, age of inventory and future sales forecasts. Inventories consisted of the following:

                                                December 31,        December 31,
                                                   2004                2003
                                                  -------             -------

Raw materials                                      38,148             166,753
Consumables                                        14,394                  --
Finished goods                                    246,456             193,987
                                                  -------             -------
     Totals                                       298,998             360,740

Property, Plant, and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

                      Buildings                                  50 years
                      Machinery and equipment                    10 years
                      Vehicles                                    7 years
                      Computer equipment                          3 years
                      Office equipment                            7 years

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

3.   Summary of Significant Accounting Policies (continued)

Property, Plant, and Equipment (continued)

Land and buildings have historically been owned by the government in the PRC. As is generally the case with most businesses in the PRC, the Company has leased such assets on a lease term of 50 years and is depreciating the building over that term.

Construction in progress consists of the development of a new building intended for use as a warehouse and for additional operating capacity. During the years ended December 31, 2004 and 2003, respectively, the Company capitalized interest, related to the new building under construction, totaling approximately $55,963, and $10,825. The capitalized interest is included in construction in progress on the balance sheet. This new building will be owned by the Company, not by the PRC, but the land on which the building sits is still owned by the PRC and is under a 50 year lease, similar to the other land and buildings.

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Registered Capital

Companies in the PRC are not held by stock ownership as is the case in the US. Those creating a company register and pay in a given amount of required registered capital at formation of the company, as required by laws in the PRC governing business entity formation. These statements have been retroactively restated to show the effects due to a reverse merger effected on March 31, 2005, wherein the Company assumed the capital structure of Meditech Pharmaceuticals, Inc.

Revenue Recognition

Revenues are recognized when (1) persuasive evidence of an arrangement exists;
(2) delivery has occurred and title has passed according to the sale terms, (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense amounted to $249,084 and $278,329 for the years ended December 31, 2004 and 2003, respectively.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

3.   Summary of Significant Accounting Policies (continued)

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004 and 2003. Thus, the consistent exchange rate used has been 8.28 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Currently, the Company has recorded no income taxes and no deferred taxes because it pays a fixed tax as assessed, and annually adjusted, by the State Administration of Taxation of Bazhou and Bazhou Local Taxation Bureau. Therefore, there is no income tax, per se, and there are no temporary differences in assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

3.   Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock". The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has no equity investments, and therefore no impact will be made on the financial statements of the Company.

In November 2004, the FASB issued Statement No. 151, "Inventory Costs". SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements.

In December 2004, the FASB issued Statement No. 153, "Exchange of Non-Monetary Assets". SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements, as the Company has no immediate plans for the exchange of nonmonetary assets.

 In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) may have an adverse effect on its results of operations in the future, should the Company choose to compensate its employees with equity instruments of the Company.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

4.   Prepaid Land Lease

The Company paid in advance for the lease of one of its buildings and land for a fifty year time period, consisting of approximately $75,000 (see note 6). The amount is being amortized and recorded as rent expense over the 50 year term of the lease.

5.   Short-Term Notes Payable

Short-term notes payable consist of renewable notes. The notes bear interest at rates ranging from 7.98% to 8.85%, are collateralized by the Company's inventory and building, and fall due between February and May 2005.

6.   Leases

The Company leases land and buildings under non-cancelable lease arrangements accounted for as operating leases. One of the leases is a fifty year lease (see note 4) and the other, which was not paid in advance, is a twenty year lease. Rent expense under non-cancelable leases was $13,901, and $7,186 during the years ended December 31, 2004 and 2003, respectively.

Future minimum lease payments of lease obligations are as follows:

                    2005            $  14,500
                    2006               14,500
                    2007               14,500
                    2008               14,500
                    2009               14,500
              Thereafter              193,229
                                    ---------
                                    $ 265,729
                                    =========

7.   Related Party Transactions

Transactions with related parties can be substantiated by the Company as `arms length' transactions. Sales to a related party consisted of $149,995, and $33,888 during the years ended December 31, 2004, and 2003, respectively.

Accounts receivable from related parties at December 31, 2004, and 2003, respectively, were $556,493, and $83,096.

                   BAZHOU DELI SOLAR ENERGY HEATING CO., LTD.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

8.   Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management believes the chances of such an obligation arising are remote.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

9.   Subsequent Events

Deli Solar Holding Ltd., a BVI company, acquired 100% ownership in the Company from its previous owners, after which Deli Solar Holding Ltd. was acquired by Meditech Pharmaceuticals, Inc. (Meditech) on March 31, 2005. Both acquisition transactions are treated as reverse mergers, in which Bazhou Deli Solar is treated as the accounting acquirer. These financial statements have been retroactively restated to show the adopted capital structure of Meditech for all periods presented.

On August 2, 2005, the Company effected a 1:6 reverse stock split. These financial statements have been retroactively restated to show the effect of the reverse stock split as if it had occurred at the beginning of the periods presented.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to Article VI, Sections 1 and 2 of our By-Laws, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such action or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee                   $  5,465.55
Printing and Engraving Expenses*       $     5,000
Professional Fees and Expenses*        $   150,000
Transfer Agent's Fees*                 $     2,500
Miscellaneous Expenses*                $     3,000
--------------------------------       -----------
Total                                  $165,965.55
--------------------------------       -----------
              * Estimates

                     RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth recent sales by the Company of unregistered securities during the fiscal year ended December 31, 2004, without giving effect to a 1 for 6 reverse split effected in May 2005:

      1. During the twelve months ended December 31, 2004, we granted 3,000,000 shares of our common stock as payment against a loan given to Meditech. The loan of $30,000 was paid off through this issuance.

      2. During the twelve months ended December 31, 2004, we issued an aggregate of 9,800,000 shares of our common stock for cash of $142,222.

      No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.

      The following sets forth recent sales by the Company of unregistered securities during the six months ended June 30, 2005, without giving effect to a 1 for 6 reverse split effected in May 2005:

      1. On March 31, 2005, pursuant to the Stock Contribution Agreement, the former shareholders of Deli Solar (BVI) contributed all the shares of capital stock of Deli Solar (BVI), par value US$0.05 per share, in exchange for 24,000,000 shares of common stock of the Company. The exchange qualified as exempt transactions under Section 4(2) and/or Regulation S under the Securities Act, as amended.

      2. On March 31, 2005, pursuant to subscriptions executed by seventeen accredited investors, the Company issued a total of 10,285,744 shares of common stock, accompanied by warrants entitling the warrant holders to purchase eight
(8) shares of common stock (which was increased to 10 shares in August, 2005) for each ten (10) shares issued, in private placements qualifying as exempt transactions under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D thereunder. The total purchase price paid for the common shares and warrants was $6,000,015. The shares with the warrants were sold as "Units" at $35.00 per unit consisting of sixty (60) shares plus a warrant to purchase sixty (60) shares. The exercise price per share of the individual warrants was $0.642 per share (all pre-reverse split figures).

      The offering to the seventeen accredited investors was accomplished through Kuhns Brothers Securities Corporation, an NASD member and SEC registered broker dealer, as placement agent. John Kuhns, the chairman and 45% shareholder of Kuhns Brother Securities Corporation, is the Chairman of our Board of Directors.

      Further information regarding these transactions is contained in out Current Report on Form 8-K filed with the SEC on April 6, 2005.

      Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

                                    EXHIBITS

3.1   Certificate of Incorporation.  Includes all amendments and restatements.

3.2-1 Bylaws.(1)

3.2-2 Amendment to Bylaws dated October 17,2005 (2)

4.1   Common Stock Specimen*

4.2   Form of Warrant.

5.1 Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.

10.1 Stock Contribution Agreement, dated March 28, 2005, entered into by and between the Company and Deli Du, is hereby incorporated by reference to Exhibit A to Schedule 13D filed by the Company on April 18, 2005.

10.2 Stock Purchase Agreement, dated March 30, 2005, by and among Deli Du, Halter Capital Corporation, and the Company, is hereby incorporated by reference to Exhibit B to Schedule 13D filed by the Company on April 18, 2005.

10.3  Form of Unit Purchase Agreement.

10.4  Form of Engagement Agreement.

10.5 Form of Lock Up Agreement between the Company and the members of the Financial Advisor Group.

10.6 Summary of Land Purchase Agreement by and between Deli Solar (PRC) and Deli Du.*

10.7 Summary of Stock Purchase Agreement by and between Deli Solar (PRC) and Ailiyang Shareholders.*

10.8  Form of Registration Rights Amendment.

21.1  List of subsidiaries.

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 is contained in the opinion filed at Exhibit 5.1

23.2  Consent of accountants for use of their report.
---------------------
* To be filed by amendment.

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission in August 1983.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 26, 2001.

                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in Beijing, PRC, on October 25, 2005.


                                  DELI SOLAR (USA), INC.

                                  By: /s/ Deli Du
                                  -----------------------------------
                                  Deli Du
                                  Chief Executive Officer & President

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name and Title                                                  Date
--------------                                                  ----

/s/ Deli Du
---------------------------------------                   October 25, 2005
Deli Du
Director



/s/ Jianmin Li
---------------------------------------                   October 25, 2005
Jianmin Li
Chief Financial Officer



/s/  Yunjun Luo
---------------------------------------                   October 25, 2005
Yunjun Luo
Director



/s/  John D. Kuhns
---------------------------------------                   October 25, 2005
John D. Kuhns
Director



/s/  Kelly Chow
---------------------------------------                   October 25, 2005
Kelly Chow
Director



/s/  Ravinder Soin
---------------------------------------                   October 25, 2005
Ravinder Soin
Director